AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1997


                                                               FILE NO. 33-91916

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                     -----------

                                       FORM S-1

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 2  /X/

                                     -----------

                          GLENBROOK LIFE AND ANNUITY COMPANY
                              (Exact Name of Registrant)


                                  MICHAEL J. VELOTTA
                    VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          GLENBROOK LIFE AND ANNUITY COMPANY
                                  3100 SANDERS ROAD
                              NORTHBROOK, ILLINOIS 60062
                                     847/402-2400
                   (Name and Complete Address of Agent for Service)

                                     -----------

                                      COPIES TO:

    GREGOR B. MCCURDY, ESQUIRE            JOHN R. HEDRICK, ESQUIRE
     ROUTIER AND JOHNSON, P.C.             ALLSTATE LIFE FINANCIAL
     1700 K. STREET N. W.,                    SERVICES, INC.
          SUITE 1003                         3100 SANDERS ROAD
      WASHINGTON, D.C. 20006                NORTHBROOK, IL 60062

                                     -----------

Approximate date of commencement of proposed sale to the Public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE CHART


                                                      PROPOSED            PROPOSED
                                                      MAXIMUM             MAXIMUM              AMOUNT OF
TITLE OF EACH CLASS OF            AMOUNT TO           OFFERING PRICE      AGGREGATE           REGISTRATION
SECURITIES TO BE REGISTERED       BE REGISTERED       PER SHARE           OFFERING PRICE          FEE

DEFERRED ANNUITY CONTRACTS AND
 PARTICIPATING INTERESTS
 THEREIN...............                *                  *                    *                   *



*THESE CONTRACTS ARE NOT ISSUED IN PREDETERMINED AMOUNTS OR UNITS.
                             ............................

A maximum aggregate offering price of $150,290,000 was previously registered. No additional amount of securities is being registered by this post effective amendment to the registration statement.

                         GLENBROOK LIFE AND ANNUITY COMPANY

                                CROSS REFERENCE SHEET



PURSUANT TO REGULATION S-K, ITEM 501(b)

FORM S-1 ITEM NUMBER AND CAPTION                   HEADING IN PROSPECTUS
--------------------------------                   ----------------------
 1. Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus . . . . . . . . .   Outside Front Cover Page

 2. Inside Front and Outside Back Cover
      Pages of Prospectus. . . . . . . . . . . .   Inside Front Cover

 3. Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges . . . .   Inside Front Cover;
                                                   Accumulation Units;
                                                   Accumulation Unit Value

 4. Use of Proceeds. . . . . . . . . . . . . . .   Investments

 5. Determination of Offering Price. . . . . . .   Not Applicable

 6. Dilution . . . . . . . . . . . . . . . . . .   Not Applicable

 7. Selling Security Holders . . . . . . . . . .   Not Applicable

 8. Plan of Distribution . . . . . . . . . . . .   Purchase of the Contracts;
                                                   Distribution of the
                                                   Contracts

 9. Description of Securities to be
      Registered . . . . . . . . . . . . . . . .   Purchase of the Contracts;
                                                   Benefits under the Contract;
                                                   Charges and other Deductions;
                                                   Federal Tax Matters; Taxation
                                                   of Annuities in General

10. Interests of Named Experts and Counsel . . .   Not Applicable

11. Information with Respect to
      the Registrant . . . . . . . . . . . . . .   Glenbrook Life and Annuity
                                                   Company and the Variable
                                                   Account; Selected Financial
                                                   Data; Competition; Employees;
                                                   Properties; State and Federal
                                                   Regulation; Executive
                                                   Officers and Directors of the
                                                   Company; Executive
                                                   Compensation; Legal
                                                   Proceedings

12. Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities. . . . . . . . . . . . . .   Not Applicable

             GLENBROOK LIFE AND ANNUITY COMPANY VARIABLE ANNUITY ACCOUNT
                                      OFFERED BY
                          GLENBROOK LIFE AND ANNUITY COMPANY
                                  3100 SANDERS ROAD
                              NORTHBROOK, ILLINOIS 60062
                                    1-800/453-6038
           INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACTS

                                     -----------

This prospectus describes the STI Classic Variable Annuity, an Individual Flexible Premium Deferred Variable Annuity Contract ("Contract") designed to aid you in long-term financial planning and which can be used for retirement planning.

The Contracts are issued by Glenbrook Life and Annuity Company ("Company"), a wholly owned subsidiary of Allstate Life Insurance Company. Purchase payments for the Contracts will be allocated to a series of Variable Sub-accounts of the Glenbrook Life and Annuity Company Variable Annuity Account ("Variable Account") and/or to one or more of the Fixed Account Options funded through the Company's general account.

The Variable Sub-accounts invest in shares of the STI Classic Variable Trust and the Federated Prime Money Fund II (the "Funds"). The Funds have a total of five portfolios available under the Contract. The STI Classic Variable Trust portfolios include: (1) Investment Grade Bond; (2) Capital Growth; (3) Value Income; (4) Mid-Cap Equity (previously known as the Aggressive Growth portfolio); and (5) International Equity. The Federated Prime Money Fund II (previously known as the Prime Money Fund) is a portfolio of Federated Insurance Series that invests exclusively in money market instruments. The Fixed Account Options include a Standard Fixed Account and a Guaranteed Maturity Amount Fixed Account.

This prospectus presents information you should know before making a decision to invest in the Contract and the available Investment Alternatives.

THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS WHICH HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS; HOWEVER, THE CONTRACTS AND THE INVESTMENTS IN THE FUNDS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.


                         THESE CONTRACTS ARE NOT FDIC INSURED

The Company has prepared and filed a Statement of Additional Information dated May 1, 1997 with the U.S. Securities and Exchange Commission. If you wish to receive the Statement of Additional Information, you may obtain a free copy by calling or writing the

Company at the address above. For your convenience, an order form for the Statement of Additional Information may be found on page B-2 of this prospectus. Before ordering, you may wish to review the Table of Contents of the Statement of Additional Information on page B-1 of this prospectus. The Statement of Additional Information has been incorporated by reference into this prospectus.

This Prospectus is Valid Only When Accompanied or Preceded By A Current Prospectus For the STI Classic Variable Trust and the Federated Prime Money Fund II.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR FUTURE REFERENCE

                     THE DATE OF THIS PROSPECTUS IS MAY 1, 1997.



The Contract is not available in all states.

At least once each Contract year, the Company will send the Owner an annual statement that contains certain information pertinent to the individual Owner's Contract. The annual statement details values and specific Contract data that applies to each particular Contract. The annual statement does not contain financial statements of the Company. The Company, however, is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

                                  TABLE OF CONTENTS


                                                                            PAGE
Glossary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Highlights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Summary of Variable Account Expenses . . . . . . . . . . . . . . . .
Condensed Financial Information. . . . . . . . . . . . . . . . . . .
Yield and Total Return Disclosure. . . . . . . . . . . . . . . . . .
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .
Glenbrook Life and Annuity Company and the Variable Account. . . . .
    Glenbrook Life and Annuity Company . . . . . . . . . . . . . . .
    The Variable Account . . . . . . . . . . . . . . . . . . . . . .
The Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    The STI Classic Variable Trust . . . . . . . . . . . . . . . . .
    The Federated Prime Money Fund II, a Portfolio of Federated
    Insurance Series . . . . . . . . . . . . . . . . . . . . . . . .
    Investment Advisors for the Portfolios . . . . . . . . . . . . .
Fixed Account Options. . . . . . . . . . . . . . . . . . . . . . . .
    The Standard Fixed Account . . . . . . . . . . . . . . . . . . .
    The Guaranteed Maturity Amount Fixed Account . . . . . . . . . .
    Example of Interest Crediting During the Guarantee Period. . . .
    Withdrawals or Transfers . . . . . . . . . . . . . . . . . . . .
    Market Value Adjustment. . . . . . . . . . . . . . . . . . . . .
Purchase of the Contracts. . . . . . . . . . . . . . . . . . . . . .
    Purchase Payment Limits. . . . . . . . . . . . . . . . . . . . .
    Free-Look Period . . . . . . . . . . . . . . . . . . . . . . . .
    Crediting of Purchase Payments . . . . . . . . . . . . . . . . .
    Allocation of Purchase Payments. . . . . . . . . . . . . . . . .
    Accumulation Units . . . . . . . . . . . . . . . . . . . . . . .
    Accumulation Unit Value. . . . . . . . . . . . . . . . . . . . .
    Transfers Among Portfolios . . . . . . . . . . . . . . . . . . .
    Dollar Cost Averaging. . . . . . . . . . . . . . . . . . . . . .
    Automatic Portfolio Rebalancing. . . . . . . . . . . . . . . . .
Benefits Under the Contract. . . . . . . . . . . . . . . . . . . . .
    Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . . . .
    Payout Start Date for Income Payments. . . . . . . . . . . . . .
    Amount of Variable Account Income Payments . . . . . . . . . . .
    Amount of Fixed Account Income Payments. . . . . . . . . . . . .
    Income Plans . . . . . . . . . . . . . . . . . . . . . . . . . .
    Death Benefit Payable. . . . . . . . . . . . . . . . . . . . . .
    Death Benefit Amount . . . . . . . . . . . . . . . . . . . . . .
    Death Benefit Payment Provisions . . . . . . . . . . . . . . . .
Charges and Other Deductions . . . . . . . . . . . . . . . . . . . .
    Deductions from Purchase Payments. . . . . . . . . . . . . . . .
    Withdrawal Charge (Contingent Deferred Sales Charge) . . . . . .
    Contract Maintenance Charge. . . . . . . . . . . . . . . . . . .
    Administrative Expense Charge. . . . . . . . . . . . . . . . . .
    Mortality and Expense Risk Charge. . . . . . . . . . . . . . . .
    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Transfer Charges . . . . . . . . . . . . . . . . . . . . . . . .
    Fund Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .
General Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .

Owner
    Annuitant
Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . .
    Delay of Payments. . . . . . . . . . . . . . . . . . . . . . . .
    Modification . . . . . . . . . . . . . . . . . . . . . . . . . .
    Customer Inquiries . . . . . . . . . . . . . . . . . . . . . . .
Federal Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .
    Introduction . . . . . . . . . . . . . . . . . . . . . . . . . .
    Taxation of Annuities in General . . . . . . . . . . . . . . . .
      Tax Referral . . . . . . . . . . . . . . . . . . . . . . . . .
      Non-Natural Owners . . . . . . . . . . . . . . . . . . . . . .
      Diversification Requirements . . . . . . . . . . . . . . . . .
      Investor Control . . . . . . . . . . . . . . . . . . . . . . .
      Taxation of Partial and Full Withdrawals . . . . . . . . . . .
      Taxation of Annuity Payments . . . . . . . . . . . . . . . . .
      Taxation of Annuity Death Benefits . . . . . . . . . . . . . .
      Penalty Tax on Premature Distributions . . . . . . . . . . . .
      Aggregation of Annuity Contracts . . . . . . . . . . . . . . .
    Tax Qualified Contracts. . . . . . . . . . . . . . . . . . . . .
      Restrictions Under Section 403(b) Plans. . . . . . . . . . . .
    Income Tax Withholding . . . . . . . . . . . . . . . . . . . . .
Distribution of the Contracts. . . . . . . . . . . . . . . . . . . .
Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . .
Management's Discussion and Analysis of Financial Condition and
 Results of Operations . . . . . . . . . . . . . . . . . . . . . . .
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Results of Operations. . . . . . . . . . . . . . . . . . . . . .
    Financial Position . . . . . . . . . . . . . . . . . . . . . . .
    Liquidity and Capital Resources. . . . . . . . . . . . . . . . .
Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
State and Federal Regulation . . . . . . . . . . . . . . . . . . . .
Executive Officers and Directors of the Company. . . . . . . . . . .
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . .
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . .
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .         F-1
Statement of Additional Information: Table of Contents . . . . . . .         B-1
Order Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         B-2
Appendix A . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         A-1

                                       GLOSSARY



ACCUMULATION UNIT -- A measure of your ownership interest in a Sub-account of the Variable Account prior to the Payout Start Date. Analogous, though not identical, to a share owned in a mutual fund.

ACCUMULATION UNIT VALUE -- The value of each Accumulation Unit which is calculated each Valuation Date. Each Sub-account of the Variable Account has its own distinct Accumulation Unit Value. Analogous, though not identical, to the share price (net asset value) of a mutual fund.

ANNUITANT(S) -- The person or persons whose life determines the latest Payout Start Date and the amount and duration of any income payments for Income Plan options other than Guaranteed Payments for a Specified Period.

BENEFICIARY(IES) -- The person(s) to whom any benefits are due when a death benefit is payable and there is no surviving Owner.

COMPANY("WE," "US") -- Glenbrook Life and Annuity Company.

CONTRACT -- The Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract, known as the "STI Classic Variable Annuity," that is described in this prospectus.

CONTRACT ANNIVERSARY -- An anniversary of the date that the Contract was issued.

CONTRACT VALUE -- The value of all amounts accumulated under the Contract prior to the Payout Start Date, equivalent to the Accumulation Units in each Sub-account of the Variable Account multiplied by the respective Accumulation Unit Value, plus the value in the Fixed Account Options.

CONTRACT YEAR -- A period of 12 months starting with the issue date or any Contract Anniversary.

DEATH BENEFIT ANNIVERSARY -- Every seventh Contract Anniversary beginning on the date that the Contract was issued. For example, the issue date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

ENHANCED DEATH BENEFIT - An additional death benefit option which can be selected at the time the Contract is purchased.

FIXED ACCOUNT OPTIONS -- The Standard Fixed Account and the Guaranteed Maturity Amount Fixed Account.

GUARANTEE PERIOD -- A period of years for which a specified effective annual interest rate is guaranteed by the Company.

GUARANTEED MATURITY AMOUNT FIXED SUB-ACCOUNTS -- These Sub-accounts are distinguished by Guarantee Period(s) and the dates the period(s) begin. The Guaranteed Maturity Amount Fixed Sub-accounts are established when purchase payments are made and when previous Sub-accounts expire and a new Guarantee Period is selected.

INCOME PLAN -- One of several ways in which a series of payments are made after the Payout Start Date. Income payments are based on the Contract Value adjusted by any applicable Market Value Adjustment and any applicable taxes on the Payout Start Date. Under a Fixed Account option, the dollar amount of each income payment does not change over time. Under a Variable Account option, the dollar amount of each income payment may change over time, depending on the investment experience of the Sub-account or Sub-accounts you choose.

INVESTMENT ALTERNATIVES -- The six Sub-accounts of the Variable Account and the two Fixed Account Options constitute the eight Investment Alternatives.

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment is the adjustment made to the money distributed from a Sub-account of the Guaranteed Maturity Amount Fixed Account prior to the end of the Guarantee Period under the Contract to reflect the impact of changes in interest rates between the time the Sub-account of the Guaranteed Maturity Amount Fixed Account was established and the time of distribution.

OWNER(S)("YOU") -- The person or persons designated as the Owner in the Contract.

PAYOUT START DATE -- The date on which income payments begin.

SETTLEMENT VALUE - The amount payable in the event of a full withdrawal of the Contract Value.

VALUATION DATE -- Each day that the New York Stock Exchange is open for business. The Valuation Date does not include such Federal and non-Federal holidays as are observed by the New York Stock Exchange.

VALUATION PERIOD -- The period between successive Valuation Dates, commencing at the close of regular trading on the New York Stock Exchange (which is currently 4:00pm Eastern Time) and ending as of the close of regular trading on the New York Stock Exchange on the next succeeding Valuation Date.

VARIABLE ACCOUNT -- Glenbrook Life and Annuity Company Variable Annuity Account, a separate investment account established by the Company to receive and invest purchase payments paid under the Contracts.

VARIABLE SUB-ACCOUNT -- A portion of the Variable Account invested in shares of a Fund's portfolios. The investment performance of each Variable Sub-account is linked directly to the investment performance of the portfolios.

HIGHLIGHTS

THE CONTRACT

This Contract is designed for long-term financial planning and retirement planning. Money can be allocated to any combination of the Funds' portfolios and/or Fixed Account Options. You have access to your funds either through withdrawals of Contract Value or through periodic income payments.

You bear the entire investment risk for Contract Values and income payments based upon the Variable Account, because values will vary depending on the investment performance of the portfolio(s) you select. See "Accumulation Unit Value," page 18 and "Amount of Variable Account Income Payments," page 20.

You will also bear the investment risk of adverse changes in interest rates in the event amounts are prematurely withdrawn or transferred from Sub-accounts of the Guaranteed Maturity Amount Fixed Account. See "The Guaranteed Maturity Amount Fixed Account," page 14.

FREE-LOOK

You may cancel the Contract any time within 20 days after receipt of the Contract and receive a full refund of purchase payments allocated to the Fixed Account Options. Unless a refund of purchase payments is required by state or federal law, purchase payments allocated to the Variable Account will be returned after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. See "Free-Look Period," page 17.

HOW TO INVEST

Your first purchase payment must be at least $3,000 (for qualified contracts, $2,000). Subsequent purchase payments must be at least $50, See "Purchase Payment Limits," page 17.

At the time of your application, you will allocate your purchase payment among the Investment Alternatives. In certain states, all money allocated to Sub-accounts of the Variable Account during the 30 day period following the issue date will be invested in the Federated Prime Money Fund II during that 30 day period. On the 31st day, the Contract Value in the Federated Prime Money Fund II will then be transferred to the Sub-account(s) you elected on the application for the initial purchase payment and requested for any subsequent purchase payment. In all other cases, the allocation you specify on the application will be effective immediately. Please consult with your sales representative for applicability of this requirement. All allocations must be in whole percents from 0% to 100% (total allocation equals 100%) or in whole dollars. Allocations may be changed by notifying the Company in writing. See "Allocation of Purchase Payments," page 18.

INVESTMENT ALTERNATIVES

The Variable Account invests in shares of the STI Classic Variable Trust and the Federated Prime Money Fund II (the "Funds"). The Funds have a total of five portfolios available under the Contract. The STI Classic Variable Trust portfolios include: the Investment Grade Bond portfolio, the Capital Growth portfolio, the Value Income Stock portfolio, the Mid-Cap Equity portfolio and the International Equity portfolio. The Federated Prime Money Fund II is a portfolio of Federated Insurance Series that invests exclusively in money market instruments. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies which are described in the accompanying prospectuses for the Funds. In addition to the Variable Account, Owners can also allocate all or part of their purchase payments among two Fixed Account Options. See "Fixed Account Options," on page 13.

TRANSFERS AMONG INVESTMENT ALTERNATIVES

Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. The Company reserves the right to assess a $10 charge on each transfer in excess of 12 per Contract Year. The Company is presently waiving this charge. Certain Fixed Account transfers may be restricted. See "Transfers Among Portfolios," page 18.

You may want to enroll in a Dollar Cost Averaging Program or an Automatic Portfolio Rebalancing Program. See "Dollar Cost Averaging," page 19, and "Automatic Portfolio Rebalancing," page 19.

CHARGES AND DEDUCTIONS

The costs of the Contract include: a contract maintenance charge ($30 annually), a mortality and expense risk charge (deducted daily, equal on an annual basis to 1.25% of the Contract's daily net assets of the Variable Account), and an administrative expense charge (deducted daily, equal on an annual basis to .10% of the Contract's daily net assets of the Variable Account). For Contracts with the Enhanced Death Benefit provision, the mortality and expense risk charge will be deducted daily, at a rate equal on an annual basis, to 1.35% of the daily net assets in the Variable Account. The assessment of the additional .10% for the Enhanced Death Benefit is attributed to the assumption of additional mortality risks. The Company reserves the right to assess a transfer charge ($10 on each transfer in excess of 12 per Contract Year). Additional deductions may be made for certain taxes. See "Contract Maintenance Charge," page 24, "Mortality and Expense Risk Charge," page 24, "Administrative Expense Charge," page 24, "Transfer Charges," page 25, and "Taxes," page 25.

WITHDRAWALS

You may withdraw all or part of the Contract Value before the earliest of the Payout Start Date, the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant. No withdrawal charges will be deducted on amounts withdrawn up to 10% of the Contract Value on the date of the first withdrawal in a Contract Year. Amounts withdrawn in excess of the 10% may be subject to a withdrawal charge of 0% to 7% depending on how long the purchase payments have been invested in the Contract. Amounts withdrawn from a Sub-account of the Guaranteed Maturity Amount Fixed Account, except during the 30 day period after the Guarantee Period expires, will be subject to a Market Value Adjustment. See "Withdrawals," page 20, "Withdrawals or Transfers," page 16, and "Taxation of Annuities in General," page 26.

DEATH BENEFIT

The Company will pay a death benefit prior to the Payout Start Date on the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant. See "Death Benefit Amount," page 22.

INCOME PAYMENTS

You will receive periodic income payments beginning on the Payout Start Date. You may choose among several Income Plans to fit your needs. Income payments may be received for a specified period or for life (either single or joint life), with or without a guaranteed number of payments. You can select income payments that are fixed, variable or a combination of fixed and variable. See "Income Plans," page 21.


                         SUMMARY OF VARIABLE ACCOUNT EXPENSES

The following table illustrates all expenses and fees that you will incur. The expenses and fees set forth in the table are based on charges under the Contracts and on the expenses of the Variable Account and the underlying Funds.

OWNER TRANSACTION EXPENSES (ALL SUB-ACCOUNTS)


Sales Load Imposed on Purchases (as a percentage
  of purchase payments). . . . . . . . . . . . . . . . . .          None
Contingent Deferred Sales Charge (as a percentage of
  purchase payments) . . . . . . . . . . . . . . . . . . .            *
                                                               APPLICABLE SALES
NUMBER OF COMPLETE YEARS SINCE PURCHASE                            CHARGE AS
PAYMENT BEING WITHDRAWN WAS MADE                                 A PERCENTAGE
    0 years. . . . . . . . . . . . . . . . . . . . . . . .                   7%
    1 year . . . . . . . . . . . . . . . . . . . . . . . .                   6%
    2 years. . . . . . . . . . . . . . . . . . . . . . . .                   5%
    3 years. . . . . . . . . . . . . . . . . . . . . . . .                   4%
    4 years. . . . . . . . . . . . . . . . . . . . . . . .                   3%
    5 years. . . . . . . . . . . . . . . . . . . . . . . .                   2%
    6 years. . . . . . . . . . . . . . . . . . . . . . . .                   1%
    7 years or more. . . . . . . . . . . . . . . . . . . .                   0%
  Transfer Fee . . . . . . . . . . . . . . . . . . . . . .                   **
  Annual Contract Fee. . . . . . . . . . . . . . . . . . .               $30***

  VARIABLE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF THE CONTRACT'S AVERAGE NET ASSETS IN THE VARIABLE ACCOUNT)
  Mortality and Expense Risk Charge. . . . . . . . . . . .            1.35%****
  Administrative Expense Charge. . . . . . . . . . . . . .             .10%
  Total Variable Account Annual Expenses . . . . . . . . .            1.45%****
------

   * Each Contract Year up to 10% of the Contract Value on the date of the first withdrawal may be withdrawn without a contingent deferred sales charge. However, any applicable Market Value Adjustment determined as of the date of withdrawal will apply.

  ** No charges will be imposed on the first 12 transfers in any Contract Year.
     The Company reserves the right to assess a $10 charge for each transfer in excess of 12 in any Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing.

 *** The annual Contract fee will be waived if total purchase payments as of a Contract Anniversary or upon full withdrawal are $25,000 or more or if all money is allocated to the Fixed Account Options.

**** For Contracts without an Enhanced Death Benefit provision, the mortality and expense risk charge is 1.25% resulting in total Variable Account annual expenses of 1.35%.


          FUND EXPENSES (NET OF VOLUNTARY REDUCTIONS AND REIMBURSEMENTS)(1)
                           (AS A PERCENTAGE OF FUND ASSETS)

                                            ADVISORY   OTHER      TOTAL FUND
    PORTFOLIO                                   FEES  EXPENSES  ANNUAL EXPENSES
    ---------                               --------  --------  ---------------
    Federated Prime Money Fund II. . .           .0%      .80%             .80%
    Investment Grade Bond. . . . . . .           .0%      .75%             .75%
    Capital Growth . . . . . . . . . .           .0%     1.15%            1.15%
    Value Income Stock . . . . . . . .           .0%      .95%             .95%
    Mid-Cap Equity . . . . . . . . . .           .0%     1.15%            1.15%
    International Equity . . . . . . .           .0%     1.60%            1.60%

-----------

(1) Absent voluntary reductions and reimbursements, advisory fees, other expenses and total operating expenses expressed as a percentage of average net assets of each Fund would be: Federated Prime Money Fund II -- .50%, 72.04% and 72.54%; Investment Grade Bond Fund -- .74%, 3.57% and 4.31%; Capital Growth Fund -- 1.15%, 2.09% and 3.24%; Value Income Stock Fund -- .80%, 1.92% and
2.72%; Mid-Cap Equity Fund -- 1.15%, 2.84% and 3.99%; and International Equity Fund - 1.25%, 4.88% and 6.13%. Fee reductions and reimbursements are voluntary and may be terminated at any time after one year from the date of this prospectus. To the extent the assets of the Funds increase over time, it is anticipated that the operating expenses identified in this footnote will be significantly reduced. Other expenses prior to reimbursements and waivers are based on estimated amounts for the current fiscal year.

EXAMPLE

You (the Owner) would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return under the following circumstances:

If you terminate your Contract or annuitize for a specified period of less than 120 months at the end of the applicable time period:



(without Enhanced Death Benefit provision)
PORTFOLIO                                        1 YEAR       3 YEARS     5 YEARS      10 YEARS
---------                                        ------       -------     -------      --------
Federated Prime Money Fund II ................    $            $           $            $
Investment Grade Bond ........................    $            $           $            $
Capital Growth ...............................    $            $           $            $
Value Income Stock ...........................    $            $           $            $
Mid-Cap Equity ...............................    $            $           $            $
International Equity .........................    $            $           $            $

(with Enhanced Death Benefit provision)
PORTFOLIO                                        1 YEAR       3 YEARS     5 YEARS      10 YEARS
---------                                        ------       -------     -------      --------
Federated Prime Money Fund II ................    $            $           $            $
Investment Grade Bond ........................    $            $           $            $
Capital Growth ...............................    $            $           $            $
Value Income Stock ...........................    $            $           $            $
Mid-Cap Equity ...............................    $            $           $            $
International Equity .........................    $            $           $            $


If you do not terminate your Contract or if you annuitize for a specified period of 120 months or more at the end of the applicable time period:

(without Enhanced Death Benefit provision)
PORTFOLIO                                        1 YEAR       3 YEARS     5 YEARS      10 YEARS
---------                                        ------       -------     -------      --------
Federated Prime Money Fund II ................    $            $           $            $
Investment Grade Bond ........................    $            $           $            $
Capital Growth ...............................    $            $           $            $
Value Income Stock ...........................    $            $           $            $
Mid-Cap Equity ...............................    $            $           $            $
International Equity .........................    $            $           $            $

(with Enhanced Death Benefit provision)
PORTFOLIO                                        1 YEAR       3 YEARS     5 YEARS      10 YEARS
---------                                        ------       -------     -------      --------
Federated Prime Money Fund II ................    $            $           $            $
Investment Grade Bond ........................    $            $           $            $
Capital Growth ...............................    $            $           $            $
Value Income Stock ...........................    $            $           $            $
Mid-Cap Equity ...............................    $            $           $            $
International Equity .........................    $            $           $            $


THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSE. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of the example is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. Premium taxes are not reflected in the example but may be applicable.

                           CONDENSED FINANCIAL INFORMATION



                          ACCUMULATION UNIT VALUE AND NUMBER
                        OF ACCUMULATION UNITS OUTSTANDING FOR
                           EACH SUB-ACCOUNT SINCE INCEPTION

                                                                   FOR THE
                                                               YEARS BEGINNING
                                                                JANUARY 1 AND
                                                              ENDING DECEMBER 31
  FEDERATED PRIME MONEY FUND II SUB-ACCOUNT                          1995
    Accumulation Unit Value, Beginning of Period . . . . . . .          $10.000
    Accumulation Unit Value, End of Period . . . . . . . . . .          $10.052
    Number of Units Outstanding, End of Period . . . . . . . .          132,650
  INVESTMENT GRADE BOND SUB-ACCOUNT. . . . . . . . . . . . . .
    Accumulation Unit Value, Beginning of Period . . . . . . .          $10.000
    Accumulation Unit Value, End of Period . . . . . . . . . .          $10.336
    Number of Units Outstanding, End of Period . . . . . . . .           40,503
  CAPITAL GROWTH SUB-ACCOUNT . . . . . . . . . . . . . . . . .
    Accumulation Unit Value, Beginning of Period . . . . . . .          $10.000
    Accumulation Unit Value, End of Period . . . . . . . . . .          $10.661
    Number of Units Outstanding, End of Period . . . . . . . .          103,697
  VALUE INCOME STOCK SUB-ACCOUNT . . . . . . . . . . . . . . .
    Accumulation Unit Value, Beginning of Period . . . . . . .          $10.000
    Accumulation Unit Value, End of Period . . . . . . . . . .          $10.696
    Number of Units Outstanding, End of Period . . . . . . . .          124,596
  MID-CAP EQUITY SUB-ACCOUNT . . . . . . . . . . . . . . . . .
    Accumulation Unit Value, Beginning of Period . . . . . . .          $10.000
    Accumulation Unit Value, End of Period . . . . . . . . . .          $10.285
    Number of Units Outstanding, End of Period . . . . . . . .           80,549
  INTERNATIONAL EQUITY SUB-ACCOUNT . . . . . . . . . . . . . .
    Accumulation Unit Value, Beginning of Period . . . . . . .
    Accumulation Unit Value, End of Period . . . . . . . . . .
    Number of Units Outstanding, End of Period . . . . . . . .


All Sub-Accounts commenced operations on October 6, 1995 except for the International Equity Sub-Account which commenced operations on November 7, 1996. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.25% and an Administrative Expense Charge of 0.10%.


YIELD AND TOTAL RETURN DISCLOSURE

From time to time the Variable Account may advertise the yield and total return investment performance of one or more of the Sub-accounts. Yield and standardized total return advertisements include charges and expenses attributable to the Contracts. Including these fees has the effect of decreasing the advertised performance of a Sub-account, so that a Sub-account's investment performance will not be directly comparable to that of an ordinary mutual fund.

When a Sub-account advertises its standardized total return it will usually be calculated for one year, five years, and ten years or since inception if the Sub-account has not been in existence for such periods. Total return is measured by comparing the value of an investment in the Sub-account at the end of the relevant period to the value of the investment at the beginning of the period.

In addition to the standardized total return, the Sub-account may advertise a non-standardized total return. This figure will usually be calculated for one year, five years, and ten years or other periods. Non-standardized total return is measured in the same manner as the standardized total return described above, except that the withdrawal charges under the Contract are not deducted. Therefore, a non-standardized total return for a Sub-account can be higher than a standardized total return for a Sub-account.

Certain Sub-accounts may advertise yield in addition to total return. The yield will be computed in the following manner: the net investment income per unit earned during a recent one month period is divided by the unit value on the last day of the period, and then annualized. This figure reflects the recurring charges at the Variable Account level.

The money market Sub-account (the Federated Prime Money Fund II) may advertise its yield or effective yield. The yield refers to the income generated by an investment in that Sub-account over a seven-day period. The income is then annualized (i.e., the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment). The effective yield is calculated similarly but when annualized, the income earned by an investment in the money market Sub-account (the Federated Prime Money Fund II) is assumed to be reinvested at the end of each seven-day period. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment during a 52-week period.

The Variable Account may also disclose yield, standard total return, and non-standard total return for periods prior to the date that the Variable Account commenced operations. For periods prior to the date the Variable Account commenced operations, performance information for the Sub-accounts will be calculated based on the performance of the underlying Funds and the assumption that the Sub-accounts were in existence for the same periods as those of the underlying Funds, with a level of charges equal to those currently assessed against the Sub-accounts.

Please refer to the Statement of Additional Information for a further description of the method used to calculate a Sub-account's yield and total return.

FINANCIAL STATEMENTS

The financial statements of Glenbrook Life and Annuity Company are on page F-1 of the prospectus. The financial statements of Glenbrook Life and Annuity Company Variable Annuity Account are found in the Statement of Additional Information, which is incorporated by reference into this prospectus and which is available upon request. (See order form on page B-2)


GLENBROOK LIFE AND ANNUITY COMPANY AND THE VARIABLE ACCOUNT


GLENBROOK LIFE AND ANNUITY COMPANY

The Company is the issuer of the Contract. The Company is a stock life insurance company which was organized under the insurance laws of the State of Illinois in 1992. The Company was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 the Company was known as "United Standard Life Assurance Company" and from 1983 to 1992 the Company was known as "William Penn Life Assurance Company of America." The Company is currently licensed to operate in the District of Columbia and all states except New York. The Company intends to market the Contract in those jurisdictions in which it is licensed to operate and which SunTrust Banks, Inc., through its banking subsidiaries, conducts business. The Company's home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

The Company is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate is owned by The Allstate Corporation ("Corporation"). In June 1995, Sears, Roebuck and Co. ("Sears") distributed in a tax-free dividend to its stockholders its remaining 80.3% ownership in the Corporation. As a result of the distribution, Sears no longer has an ownership interest in the Corporation.

The Company and Allstate Life entered into a reinsurance agreement, effective June 5, 1992. Under the reinsurance agreement, fixed account purchase payments are automatically transferred to Allstate Life and become invested with the assets of Allstate Life, and Allstate Life accepts 100% of the liability under such contracts. However, the obligations of Allstate Life under the reinsurance agreement are to the Company; the Company remains the sole obligor under the Contract to the Owners.


THE VARIABLE ACCOUNT

Established on December 15, 1992, the Glenbrook Life and Annuity Company Variable Annuity Account is a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940. However, such registration does not signify that the Commission supervises the management or investment practices or policies of the Variable Account. The investment performance of the Variable Account is entirely independent of both the investment performance of the Company's general account and the performance of any other separate account.

The Variable Account has been divided into five Sub-accounts, each of which invests solely in its corresponding portfolio of the STI Classic Variable Trust and Federated Prime Money Fund II. Additional Variable Sub-accounts may be added at the discretion of the Company. The Variable Account also funds other contracts issued by the Company, which are separately accounted for.

The assets of the Variable Account are held separately from the other assets of the Company. They are not chargeable with liabilities incurred in the Company's other business operations. Accordingly, the income, capital gains and capital losses, realized or unrealized, incurred on the assets of the Variable Account are credited to or charged against the assets of the Variable Account, without regard to the income, capital gains or capital losses arising out of any other business the Company may conduct. The Company's obligations arising under the Contracts are general corporate obligations of the Company. The Variable Account may be subject to liabilities arising from Sub-accounts whose assets are attributable to other variable contracts offered by the Variable Account which are not described in this prospectus.


THE FUNDS

The Variable Account will invest in shares of the STI Classic Variable Trust and the Federated Prime Money Fund II (the "Funds"). The Funds are registered with the Securities and Exchange Commission as open-end, diversified management investment companies. Registration of the Funds does not involve supervision of its management, investment practices or policies by the Securities and Exchange Commission. The Funds are designed to provide investment vehicles for variable insurance contracts of various insurance companies, in addition to the Variable Account.

Shares of the portfolios of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and the shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.


THE STI CLASSIC VARIABLE TRUST

The STI Classic Variable Trust offers four portfolios for use with this
Contract: the Investment Grade Bond portfolio, the Capital Growth portfolio, the Value Income Stock portfolio and the Mid-Cap Equity portfolio. Each portfolio has different investment objectives and policies and operates as a separate investment fund.

The Investment Grade Bond portfolio seeks to provide as high a level of total return through current income and capital appreciation as is consistent with the preservation of capital primarily through investment in investment grade fixed income securities.

The Capital Growth portfolio seeks to provide capital appreciation by investing primarily in a portfolio of common stocks, warrants and securities convertible into common stock which in the advisor's opinion are undervalued in the marketplace at the time of purchase.

The Value Income Stock portfolio seeks to provide current income with the secondary goal of achieving capital appreciation by investing primarily in equity securities.

The Mid-Cap Equity portfolio seeks to provide capital appreciation by investing primarily in a diversified portfolio of common stocks, preferred stocks and securities convertible into common stock of small to mid-sized companies with above-average growth of earnings. Current income will not be an important criterion of investment selection and any such income should be considered incidental.

The International Equity portfolio seeks to provide long term capital appreciation by investing primarily in a diversified portfolio of equity securities of foreign issuers.


THE FEDERATED PRIME MONEY FUND II, A PORTFOLIO OF FEDERATED INSURANCE SERIES

The investment objective of the Federated Prime Money Fund II is to provide current income consistent with the stability of principal and liquidity by investing exclusively in a portfolio of money market instruments maturing in 397 days or less.

The Federated Prime Money Fund II attempts to maintain a stable net asset value of $1.00 per share; however, an investment in the Fund is neither insured nor guaranteed by the U.S. government, and there can be no assurance that the portfolio will maintain a stable $1.00 per share price.


INVESTMENT ADVISORS FOR THE PORTFOLIOS

STI Capital Management, N.A. ("STI Capital") serves as advisor to the Investment Grade Bond, Capital Growth, Value Income Stock, Mid-Cap Equity, and International Equity portfolios. STI Capital is an indirect wholly-owned subsidiary of SunTrust Banks, Inc. ("SunTrust"), a southeastern regional bank holding company with assets of $__ billion as of December 31, 1996.

STI Capital, as advisor, makes the investment decisions for the assets of the portfolios it advises and continuously reviews, supervises and administers the respective portfolio's investment program. STI Capital charges the portfolios an investment management fee. These fees are part of the portfolios' operating expenses. See the attached prospectus for the STI Classic Variable Trust for a discussion of the Fund's expenses.

The investment advisor for the Federated Prime Money Fund II is Federated Advisers.

There is no assurance that the portfolios in each Fund will attain their respective stated objectives. Additional information concerning the investment objectives and policies of the portfolios can be found in the current prospectus for each Fund accompanying this prospectus.

You will find more complete information about each Fund, including the risks associated with each portfolio, in the accompanying prospectuses. You should read the prospectus for each Fund in conjunction with this prospectus.

THE PROSPECTUS OF EACH FUND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE CONCERNING THE ALLOCATION OF PURCHASE PAYMENTS TO A PARTICULAR VARIABLE SUB-ACCOUNT.



FIXED ACCOUNT OPTIONS


THE STANDARD FIXED ACCOUNT

Purchase payments and transfers allocated to the Standard Fixed Account become part of the general account of the Company, which supports insurance and annuity obligations. The general account consists of the general assets of the Company other than those in segregated asset accounts.

Instead of you bearing the investment risk, as is the case for amounts in the Variable Account or in other segregated asset accounts of the Company, we bear the investment risk for all amounts in the Standard Fixed Account. We have sole discretion to invest the assets of the Standard Fixed Account, subject to applicable law. We guarantee that the amounts allocated to the Standard Fixed Account will be credited interest at a net effective annual interest rate at least equal to the minimum guaranteed rate found in the Contract. Currently, the amount of interest credited in excess of the guaranteed rate will vary periodically at the sole discretion of the Company. Any interest held in the Standard Fixed Account does not entitle an Owner to share in the investment experience of the general account.

Money allocated to the Standard Fixed Account earns interest for a one year period at the current rate in effect at the time of allocation. After the one year period, a renewal rate will be declared. Subsequent renewal dates will be every twelve months for each payment or transfer. The renewal interest rate will be guaranteed by us for a full year and will not be less than the minimum guaranteed rate found in the Contract.

We may declare more than one interest rate for different monies based upon the date of allocation to the Standard Fixed Account. For current interest rate information, please contact your sales representative or the Company's customer support unit at 1-800/453-6038.

Any interest credited to amounts allocated to the Standard Fixed Account in excess of the guaranteed rate found in the Contract will be determined at the sole discretion of the Company.

Amounts may be transferred from the Sub-accounts of the Variable Account to the Standard Fixed Account, and prior to the Payout Start Date, amounts may also be transferred from the Standard Fixed Account to any other Investment Alternative.

The maximum amount in any Contract Year which may be transferred from the Standard Fixed Account to any other Investment Alternative is limited to the greater of (1) 25% of the value in the Standard Fixed Account as of the most recent Contract Anniversary; if 25% of the value as of the most recent Contract Anniversary is less than $1,000, then up to $1,000 may be transferred; or (2) 25% of the sum of all purchase payments and transfers to the Standard Fixed Account as of the most recent Contract Anniversary.

After the Payout Start Date no transfers may be made from the Fixed Account Options. Transfers from the Variable Account to the Standard Fixed Account may not be made for six months after the Payout Start Date and may be made thereafter only once every six months.

Full and partial withdrawals from the Standard Fixed Account may be delayed for up to six months.


THE GUARANTEED MATURITY AMOUNT FIXED ACCOUNT

Purchase payments and transfers allocated to one or more of the Sub-accounts of the Guaranteed Maturity Amount Fixed Account become part of the general account of the Company. Each Sub-account offers a separate interest rate Guarantee Period. Guarantee Periods will be offered at the Company's discretion and may range from one to ten years. Presently, the Company offers Guarantee Periods of three, five, seven and ten years. The Owner must select the Sub-account(s) in which to allocate each purchase payment and transfer. No less than $50 may be allocated to any one Sub-account. The Company reserves the right to limit the number of additional purchase payments.

    Interest is credited daily to each Sub-account at a rate which compounds to the effective annual interest rate declared for each Sub-account's Guarantee Period that has been selected. The effective annual interest rate will never be less than the minimum guaranteed rate, as found in the Contract.

    The following example illustrates how the Sub-account value for a Sub-account of the Guaranteed Maturity Amount Fixed Account would grow given an assumed purchase payment, Guarantee Period, and effective annual interest rate:


EXAMPLE OF INTEREST CREDITING DURING THE GUARANTEE PERIOD


    Purchase Payment:. . . . . . . . . . . . . . . . . . . . .       $10,000.00
    Guarantee Period:. . . . . . . . . . . . . . . . . . . . .          5 years
    Effective Annual Rate: . . . . . . . . . . . . . . . . . .            4.50%

                                END OF CONTRACT YEAR:


                                              YEAR 1         YEAR 2         YEAR 3         YEAR 4         YEAR 5
                                              ------         ------         ------         ------         ------
  Beginning Sub-Account Value               $10,000.00
    x (1 + Effective Annual Rate)               1.0450
                                            ----------
                                            $10,490.00
  Sub-Account Value at end of Contract                     $10,490.00
    year 1 x (1 + Effective Annual Rate)                       1.0450
                                                           ----------
                                                           $10,920.25
  Sub-Account Value at end of Contract                                    $10,920.25
    year 2 x (1 + Effective Annual Rate)                                      1.0450
                                                                          ----------
                                                                          $11,411.66
  Sub-Account Value at end of Contract                                                   $11,411.66
    year 3 x (1 + Effective Annual Rate)                                                     1.0450
                                                                                         ----------
                                                                                         $11,925.19
  Sub-Account Value at end of Contract                                                                  $11,925.19
    year 4 x (1 + Effective Annual Rate)                                                                    1.0450
                                                                                                        ----------
  Sub-Account Value at end of Guarantee
    Period:                                                                                             $12,461.82
                                                                                                        ----------
                                                                                                        ----------


TOTAL INTEREST CREDITED IN GUARANTEE PERIOD:  $2,461.82 ($12,461.82 - $10,000.00)


NOTE: The above illustration assumes no withdrawals of any amount during the entire five year period. A Market Value Adjustment would apply to any such interim withdrawal. A withdrawal charge may apply to any amount withdrawn in excess of 10% of the Contract Value on the date of the first withdrawal in a Contract Year. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate as found in the Contract.

The Company has no specific formula for determining the rate of interest that it will declare initially or in the future. Such interest rates will be reflective of investment returns available at the time of the determination. In addition, the management of the Company may also consider various other factors in determining interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors. For current interest rate information, please contact your sales representative or the Company's customer support unit at 1-800/453-6038.

THE MANAGEMENT OF THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO THE INTEREST RATES TO BE DECLARED. THE COMPANY CAN NEITHER PREDICT NOR GUARANTEE FUTURE INTEREST RATES TO BE DECLARED.

At the end of a Guarantee Period, a notice will be mailed to the Owner outlining the options available at the end of a Guarantee Period. During the 30 day period after a Guarantee Period expires the Owner may:

    - take no action and the Company will automatically renew the Sub-account value to a Guarantee Period of the same duration to be established on the day the previous Guaranteed Period expired; or

    - notify the Company to apply the Sub-account value to a new Guarantee Period or periods to be established on the day the previous Guarantee Period expired; or

    - notify the Company to apply the Sub-account value to the Standard Fixed Account to be established on the day the Guarantee Period expired; or

    - notify the Company to apply the Sub-account value to any Sub-accounts of the Variable Account on the day we receive the notification.

    - receive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the Sub-Account will be deemed to have been renewed for the same Guarantee Period as the one that just expired with current interest credited from the date the Guarantee Period expired.

The Automatic Laddering Program allows the Owner to choose, in advance, one renewal Guarantee Period for all renewing Sub-accounts. The Owner can select the Automatic Laddering Program at any time during the accumulation phase, including on the issue date. The Automatic Laddering Program will continue until the Owner gives written notice to the Company.


WITHDRAWALS OR TRANSFERS

All withdrawals and transfers, from a Sub-account of the Guaranteed Maturity Amount Fixed Account other than during the 30 day period after a Guarantee Period expires are subject to a Market Value Adjustment.

The main component in determining the amount received by the Owner is the amount which was requested; however, there may be adjustments to the requested amount. A withdrawal charge may reduce the amount received. A Market Value Adjustment may apply which would reduce or increase the amount received. Premium taxes and federal income tax withholding may also apply which would reduce the amount received.

The amount received by the Owner under a withdrawal request equals the amount requested, adjusted by any Market Value Adjustment, less any applicable withdrawal charge (based upon the amount requested prior to any Market Value Adjustment), less premium taxes and withholding (if applicable).

Amounts may be transferred from the Sub-accounts of the Variable Account to the Guaranteed Maturity Amount Fixed Account, and prior to the Payout Start Date, amounts may also be transferred from the Guaranteed Maturity Amount Fixed Account to any other Investment Alternative.

After the Payout Start Date no transfers may be made from the Fixed Account Options. Transfers from the Variable Account to the Guaranteed Maturity Amount Fixed Account may not be made for six months after the Payout Start Date and may be made thereafter only once every six months.

Full and partial withdrawals from the Guaranteed Maturity Amount Fixed Account may be delayed for up to six months.


MARKET VALUE ADJUSTMENT

The Market Value Adjustment reflects the relationship between (1) the current effective annual interest rate for the time remaining in the Guarantee Period at the time of the request for withdrawal or transfer, and (2) the effective annual interest rate guaranteed for that Sub-account. Since current interest rates are based, in part, upon investment yields available at the time, the effect of the Market Value Adjustment will be closely related to the levels of such yields. As such, the Owner bears some investment risk under the Contract.

It is possible, therefore, that should investment yields increase significantly from the time the purchase payment was made, the Market Value Adjustment, withdrawal charge, premium taxes and withholding (if applicable), would reduce the amount received by the Owner upon full withdrawal of the Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the effective annual interest rate for the Guarantee Period is lower than the applicable current effective annual interest rate (interest rate for a period equal to the time remaining in the Sub-account), then the Market Value Adjustment will result in a lower amount payable to the Owner. Similarly, if the effective annual interest rate for the Guarantee Period is higher than the applicable current effective annual interest rate, then the Market Value Adjustment will result in a higher amount payable to the Owner.

For example, assume the Owner purchases a Contract and selects an initial Guarantee Period of five years and the Company's effective annual rate for that duration is 4.50%. Assume that at the end of 3 years, the Owner makes a partial withdrawal. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to the Owner. Similarly, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to the Owner.

The formula for calculating the Market Value Adjustment is set forth in Appendix A to this prospectus which also contains additional illustrations of the application of the Market Value Adjustment.



PURCHASE OF THE CONTRACTS


PURCHASE PAYMENT LIMITS

Your first purchase payment must be at least $3,000 unless the Contract is a qualified Contract, in which case the first purchase payment must be at least $2,000. All subsequent purchase payments must be $50 or more and may be made at any time prior to the earlier of the Payout Start Date or your 86th birthday. Subsequent purchase payments may also be made from your bank account by automatic transfer.

We reserve the right to limit the amount of purchase payments we will accept.


FREE-LOOK PERIOD

You may cancel the Contract any time within 20 days after receipt of the Contract and receive a full refund of purchase payments allocated to any Fixed Account Option. Unless a refund of purchase payments is required by state or federal law, purchase payments allocated to the Variable Account will be returned after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. In states where this procedure has been approved, all money allocated to Sub-accounts of the Variable Account during the 30 day period following the issue date will be immediately invested in the Federated Prime Money Fund II during that 30 day period, after which it will be allocated pursuant to your allocation instructions. In such cases, the amount returned upon cancellation within 20 days after receipt of the Contract is the greater of the purchase payment or the Contract Value.


CREDITING OF PURCHASE PAYMENTS

The initial purchase payment accompanied by a duly completed application will be credited to the Contract within two business days of receipt by us at our home office. If an application is not duly completed, we will credit the purchase payments to the Contract within five business days or return it at that time unless you specifically consent to us holding the purchase payment until the application is complete. We reserve the right to reject any application. Subsequent purchase payments will be credited to the Contract at the close of the Valuation Period in which the purchase payment is received.


ALLOCATION OF PURCHASE PAYMENTS

On the application, you instruct us how to allocate the purchase payment among the seven Investment Alternatives. Purchase payments may be allocated in whole percents, from 0% to 100% (total allocation equals 100%) or in exact dollar amounts, to any Investment Alternative. Unless you notify us in writing otherwise, subsequent purchase payments are allocated according to the allocation for the previous purchase payment.


ACCUMULATION UNITS

Each purchase payment allocated to the Variable Account will be credited to the Contract as Accumulation Units. For example, if a $10,000 purchase payment is credited to the Contract when the Accumulation Unit value equals $10, then 1,000 Accumulation Units would be credited to the Contract. The Variable Account, in turn, purchases shares of the corresponding portfolio.

For a brief summary of how purchase payments allocated to the Fixed Account are credited to the Contract, see "Fixed Account Options" on page 13.

ACCUMULATION UNIT VALUE

The Accumulation Units in each Sub-account of the Variable Account are valued separately. The value of Accumulation Units will change each Valuation Period according to the investment performance of the shares purchased by each Variable Sub-account and the deduction of certain expenses and charges.

The value of an Accumulation Unit in a Variable Sub-account for any Valuation Period equals the value of the Accumulation Unit as of the immediately preceding Valuation Period, multiplied by the Net Investment Factor for that Sub-account for the current Valuation Period. The Net Investment Factor for a Valuation Period is a number representing the change, since the last Valuation Date in the value of Sub-account assets per Accumulation Unit due to investment income, realized or unrealized capital gain or loss, deductions for taxes, if any, and deductions for the mortality and expense risk charge and administrative expense charge.


TRANSFERS AMONG PORTFOLIOS

Prior to the Payout Start Date, you may transfer amounts among Investment Alternatives. The Company reserves the right to assess a $10 charge on each transfer in excess of 12 per Contract Year. Transfers to or from more than one fund on the same day are treated as one transfer. The Company is presently waiving this charge. Transfers among Variable Sub-accounts before the Payout Start Date may be made at any time. See "Withdrawals or Transfers," page 16 for the requirements on transfers from the Fixed Account.

After the Payout Start Date, transfers among Sub-accounts of the Variable Account, or from the Variable Account to the Fixed Account may be made only once every six months and may not be made during the first six months following the Payout Start Date. After the Payout Start Date, transfers from the Fixed Account Options are not allowed.

Transfers may be made pursuant to telephone instructions if the Owner completes the telephone authorization form on the application or another form provided by the Company. Telephone transfer requests will be accepted by the Company if received at 1-800/453-6038 by 3:00 p.m., Central Time. Telephone transfer requests received at any other telephone number or after 3:00 p.m., Central Time will not be accepted by the Company. Telephone transfer requests received before 3:00 p.m., Central Time are effected at the next computed value. If telephone transfers are not authorized, transfer requests must be in writing, on a form provided by the Company. The Company utilizes procedures which the Company believes will provide reasonable assurance that telephone authorized transfers are genuine. Such procedures include taping of telephone conversations with persons purporting to authorize such transfers and requesting identifying information from such persons. Accordingly, the Company disclaims any liability for losses resulting from such transfers by reason of their allegedly not having been properly authorized. However, if the Company does not take reasonable steps to help ensure that such authorizations are valid, the Company may be liable for such losses.

The Company reserves the right to waive the transfer restrictions.


DOLLAR COST AVERAGING

Transfers may be made automatically through Dollar Cost Averaging prior to the Payout Start Date. Dollar Cost Averaging permits the Owner to transfer a specified amount every month from any Sub-account of the Variable Account or from the Standard Fixed Account, to any other Sub-account of the Variable Account. Dollar Cost Averaging cannot be used to transfer amounts to the Fixed Account. Transfers made through Dollar Cost Averaging are not assessed a $10 charge and are not included in the 12 free transfers per Contract Year.

The theory of Dollar Cost Averaging is that, if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in the Dollar Cost Averaging program does not assure you of a greater profit from your purchases under the program; nor will it prevent or alleviate losses in a declining market.


AUTOMATIC PORTFOLIO REBALANCING

Transfers may be made automatically through Automatic Portfolio Rebalancing prior to the Payout Start Date. By electing Automatic Portfolio Rebalancing, all of the money allocated to Sub-accounts of the Variable Account will be rebalanced to the desired allocation on a quarterly basis, determined from the first date that you decide to rebalance. Each quarter, money will be transferred among Sub-accounts of the Variable Account to achieve the desired allocation.

The desired allocation will be the allocation initially selected, unless subsequently changed. You may change the allocation at any time by giving us written notice. The new allocation will be effective with the first rebalancing that occurs after we receive the written request. We are not responsible for rebalancing that occurs prior to receipt of the written request.

Transfers made through Automatic Portfolio Rebalancing are not assessed a $10 charge and are not included in the 12 free transfers per Contract Year.

Any money allocated to a Fixed Account Option will not be included in the rebalancing.

BENEFITS UNDER THE CONTRACT


WITHDRAWALS

You may withdraw all or part of the Contract Value at any time prior to the earlier of the death of the Owner (the Annuitant if the Owner is not a natural person) or the Payout Start Date. The amount available for withdrawal is the Contract Value next computed after the Company receives the request for a withdrawal at its home office, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges and any premium taxes. Withdrawals from the Variable Account will be paid within seven days of receipt of the request, subject to postponement in certain circumstances. See "Delay of Payments," page 25.

Money can be withdrawn from the Variable Account or the Fixed Account Options. To complete the partial withdrawal from the Variable Account, the Company will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes. The Owner must name the Investment Alternative from which the withdrawal is to be made. If none is named, then the withdrawal request is incomplete and cannot be honored.

The minimum partial withdrawal is $50. If the Contract Value after a partial withdrawal would be less than $2,000, then the Company will treat the request as one for a termination of the Contract and the entire Contract Value, adjusted by any Market Value Adjustment, less any charges and premium taxes, will be paid out. The Company will, however, require confirmation of the withdrawal request before terminating the Contract.

Partial withdrawals may also be taken automatically through Systematic Withdrawals on a monthly, quarterly, semi-annual or annual basis. Systematic Withdrawals of $50 or more may be requested at any time prior to the Payout Start Date. At the Company's discretion, Systematic Withdrawals may not be offered in conjunction with Dollar Cost Averaging or Automatic Portfolio Rebalancing.

Withdrawals and surrenders may be subject to income tax and a 10% tax penalty. This tax is explained in "Federal Tax Matters," on page 26.

After the Payout Start Date, withdrawals are only permitted when you are receiving payments from the Variable Account under an Income Plan with Guaranteed Payments for a Specified Period. In that case, you may terminate the Variable Account portion of the income payments at any time.


PAYOUT START DATE FOR INCOME PAYMENTS

The Payout Start Date is the day that income payments will start under the Contract. You may change the Payout Start Date at any time by notifying the Company in writing of the change at least 30 days before the scheduled Payout Start Date. The Payout Start Date must be (a) at least one month after the Issue Date; and (b) no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.


AMOUNT OF VARIABLE ACCOUNT INCOME PAYMENTS

The amount of Variable Account income payments depends upon the investment experience of the Sub-accounts selected by the Owner and any premium taxes, the age and sex of the Annuitant, and the Income Plan chosen. The Company guarantees that the amount of the income payment will not be affected by (1) actual mortality experience and (2) the amount of the Company's administration expenses.

The total income payments received may be more or less than the total purchase payments made because (a) Variable Account income payments vary with the investment results of the underlying portfolios, and (b) Annuitants may not live as long as expected.

If the actual net investment experience of the Variable Account is less than the assumed investment rate, then the dollar amount of the income payments will decrease. The dollar amount of the income payments will stay level if the net investment experience equals the assumed investment rate and the dollar amount of the income payments will increase if the net investment experience exceeds the assumed investment rate. For purposes of the Variable Account income payments, the assumed investment rate is 3 percent.


AMOUNT OF FIXED ACCOUNT INCOME PAYMENTS

Income payment amounts derived from any Fixed Account Option are guaranteed for the duration of the Income Plan. The income payment based upon any Fixed Account Option is calculated by applying the portion of the Contract Value in any Fixed Account Option on the Payout Start Date, adjusted by any Market Value Adjustment and less any applicable premium tax, to the greater of the appropriate value from the income payment table selected or such other value as we are offering at that time.


INCOME PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different benefit payments to men and women of the same age (except in states which require unisex annuity tables). Nevertheless, in accordance with the U.S. Supreme Court's decision in ARIZONA GOVERNING COMMITTEE V. NORRIS, in certain employment-related situations, annuity tables that do not vary on the basis of sex may be used. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, consideration should be given, in consultation with legal counsel, to the impact of NORRIS on any such plan before making any contributions under these Contracts.

The Income Plan option selected will affect the dollar amount of each income payment. For example, if an Income Plan Guaranteed for Life is chosen, the income payments will be greater than income payments under an Income Plan for a Minimum Specified Period and guaranteed thereafter for life.

You may elect income payments based on any Fixed Account Option and/or the Variable Account. The Owner may change the Income Plan until 30 days before the Payout Start Date. If an Income Plan is chosen which depends on the Annuitant or Joint Annuitant's life, proof of age will be required before income payments begin. Applicable premium taxes will be assessed. The Income Plans include:

         INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS

    The Company will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, the Company will continue to pay the remainder of the guaranteed payments.

         INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED
         PAYMENTS

    The Company will make payments for as long as either the Annuitant or Joint Annuitant, named at the time of Income Plan selection, is living. If both the Annuitant and the Joint Annuitant die before the selected number of guaranteed payments have been made, the Company will continue to pay the remainder of the guaranteed payments.

         INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD

    The Company will make payments for a specified period beginning on the Payout Start Date. These payments do not depend on the Annuitant's life.

The number of months guaranteed may be from 60 to 360. The mortality and expense risk charge will be deducted from Variable Account payments even though the Company does not bear any mortality risk under the Income Plan chosen. If Income Plan 3 is chosen and the proceeds are derived from the Variable Account, you may terminate the Contract at any time by notifying the Company in writing and you will receive the Contract Value within seven days; however, a withdrawal charge may apply if this occurs.

In the event that an Income Plan is not selected, the Company will make income payments in accordance with Income Plan 1 with Guaranteed Payments for 120 Months. At the Company's discretion, other Income Plans may be available upon request. The Company currently uses sex-distinct annuity tables. However, if legislation is passed by

Congress or the states, the Company reserves the right to use income payment tables which do not distinguish on the basis of sex. Special rules and limitations may apply to certain qualified contracts.

If the Contract Value to be applied to an Income Plan is less than $2,000, or if the monthly payments determined under the Income Plan are less than $20, the Company may pay the Contract Value adjusted by any Market Value Adjustment less any applicable taxes in a lump sum or change the payment frequency to an interval which results in income payments of at least $20.


DEATH BENEFIT PAYABLE

We will pay a death benefit prior to the Payout Start Date on the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant. The death benefit is paid to the Owner as determined immediately after the death. This would be a surviving joint Owner or, if none, the Beneficiary.

If the Annuitant and Joint Annuitant, if applicable, die after the Payout Start Date, the Company will continue to pay the remainder of any guaranteed payments to the Owner.


DEATH BENEFIT AMOUNT

THE FOLLOWING INFORMATION IS APPLICABLE TO CONTRACTS ISSUED PRIOR TO MAY 1,
1997:

Prior to the Payout Start Date, the death benefit before any Market Value Adjustment is equal to the greater of:

    (a) the Contract Value as of the date the Company receives a complete request for payment of the death benefit, or

    (b) for each previous Death Benefit Anniversary, the Contract Value at that anniversary; plus any purchase payments made since that anniversary; minus any amounts the Company paid the Owner (including income tax we withheld from you) since that anniversary.

         A Death Benefit Anniversary is every seventh Contract Anniversary beginning with the issue date. For example, the issue date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

The death benefit will be adjusted by any applicable Market Value Adjustment as of the date the Company determines the death benefit. The death benefit will never be less than the sum of all purchase payments less any amounts previously paid to the Owner (including income tax withholding).

THE FOLLOWING INFORMATION IS APPLICABLE TO CONTRACTS ISSUED ON OR AFTER MAY 1, 1997:

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

    (a) the Contract Value as of the date the Company receives a complete request for payment of the death benefit, or

    (b) the Settlement Value on the date the Company receives a complete request for payment of the death benefit, or

    (c) the Contract Value on each Death Benefit Anniversary prior to the date the Company receives a complete request for payment of the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary.

    The adjustment is equal to (a) divided by (b) and the result multiplied by
    (c) where:
         (a)  is the withdrawal amount
         (b)  is the Contract Value immediately prior to the withdrawal, and
         (c) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

    A Death Benefit Anniversary is every seventh Contract Anniversary beginning with the issue date. For example, the issue date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries. Death Benefit Anniversary values will be calculated until the oldest Owner, or the Annuitant if the Owner is not a natural person, attains age 80.


    For Contracts with the Enhanced Death Benefit option, the death benefit will be the greatest of (a) through (c) above or (d) the Enhanced Death Benefit.


    The Enhanced Death Benefit option is:

    The greatest of the Anniversary Values as of the date we determine the death benefit. The Anniversary Value is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by an adjustment for any partial withdrawals since that anniversary.

    The adjustment is equal to (a) divided by (b), and the result is multiplied by (c) where:

         (a)  is the withdrawal amount.

         (b)  is the Contract Value immediately prior to the withdrawal.

         (c) is the Contract Value on that Contract Anniversary adjusted by any prior purchase payments and withdrawals since that Contract Anniversary.

    Anniversary values will be calculated for each Contract Anniversary prior to the oldest Owner's or the Annuitant's, if the Owner is not a natural person, 80th birthday. The Enhanced Death Benefit Option will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.


DEATH BENEFIT PAYMENT PROVISIONS

THE FOLLOWING INFORMATION IS APPLICABLE TO CONTRACTS ISSUED PRIOR TO MAY 1,
1997:

The Owner eligible to receive death benefits has the following options:

1. If the Owner eligible to receive the death benefit is not a natural person, then the Owner must receive the death benefit in a lump sum within five years of the Date of Death.

2. Otherwise, within 60 days of the date when the death benefit is calculated, the Owner may elect to receive the death benefit under an Income Plan or in a lump sum.

    Payments from the Income Plan must begin within one-year of the Date of Death and must be payable throughout:

    -    the life of the Owner; or

    -    a period not to exceed the life expectancy of the Owner; or

    - the life of the Owner with payments guaranteed for a period not to exceed the life expectancy of the Owner.

    Any death benefit payable in a lump sum must be paid within five years of the date of death. If no election is made, funds will be distributed at the end of the five year period.

3. If the surviving spouse of the deceased Owner is the new Owner, then the spouse may elect one of the options listed above or may continue the Contract in the accumulation phase as if the death had not occurred. If the Contract is continued in the accumulation phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

THE FOLLOWING INFORMATION IS APPLICABLE TO CONTRACTS ISSUED ON OR AFTER MAY 1, 1997:

A distribution upon death may be paid to the Owner determined immediately after the death if, prior to the Payout Start Date:

-   any Owner dies; or

-   the Annuitant dies and the Owner is not a natural person.

If the Owner eligible to receive the distribution upon death is not a natural person, the Owner may elect to receive the distribution upon death in one or more distributions. Otherwise, if the Owner is a natural person, the Owner may elect to receive the distribution upon death either in one or more distributions or by periodic payments through an Income Plan.

A death benefit will be paid: 1) if the Owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and 2) if the death benefit is paid as of the day the value of the death benefit is determined. Otherwise, the Settlement Value will be paid. In any event, the entire value of the Contract must be distributed within five (5) years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the following provisions.

Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

    -    the life of the Owner; or

    -    a period not to exceed the life expectancy of the Owner; or

    - the life of the Owner with payments guaranteed to a period not to exceed the life expectancy of the Owner.

If the surviving spouse of the deceased Owner is the new Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.



CHARGES AND OTHER DEDUCTIONS


DEDUCTIONS FROM PURCHASE PAYMENTS

No deductions are made from purchase payments. Therefore, the full amount of every purchase payment is invested in the Investment Alternative(s).


WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE)

You may withdraw the Contract Value at any time before the earliest of the Payout Start Date, the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant.

There are no withdrawal charges on amounts withdrawn up to 10% of the Contract Value on the date of the first withdrawal in a Contract Year. Amounts withdrawn in excess of this may be subject to a withdrawal charge. Amounts not subject to a withdrawal charge and not withdrawn in a Contract Year are not carried over to later Contract Years. Withdrawal charges, if applicable, will be deducted from the amount paid.

Free withdrawals and other partial withdrawals will be allocated on a first in, first out basis to purchase payments. For purposes of calculating the amount of the withdrawal charge, withdrawals are assumed to come from purchase payments first, beginning with the oldest payment. Withdrawals made after all purchase payments have been withdrawn, will not be subject to a withdrawal charge. For partial withdrawals, the amount of payment received by the Owner, any withdrawal charge, any applicable taxes and any Market Value Adjustment, will be deducted from the Contract Value.

Withdrawal charges will be applied to amounts withdrawn in excess of 10% of the Contract Value as set forth below:

         COMPLETE YEARS SINCE
         PURCHASE PAYMENT BEING             APPLICABLE WITHDRAWAL
         WITHDRAWN WAS MADE                   CHARGE PERCENTAGE
         ----------------------             ---------------------
         0 years                                 7%

         1 year                                  6%

         2 years                                 5%

         3 years                                 4%

         4 years                                 3%

         5 years                                 2%

         6 years                                 1%

         7 Years or more                         0%

Withdrawal charges will be used to pay sales commissions and other promotional or distribution expenses associated with the marketing of the Contracts. The Company does not anticipate that the withdrawal charges will cover all distribution expenses in connection with the Contract.

In addition, federal and state income tax may be withheld from withdrawal amounts. Certain terminations may also be subject to a federal tax penalty. See "Federal Tax Matters," page 26.

The Company will waive any withdrawal charge prior to the Payout Start Date if at least 30 days after the Contract Date any Owner (or Annuitant if the Owner is not a natural person) 1) is first confined to a long term care facility or hospital for at least 90 consecutive days, confinement is prescribed by a physician and is medically necessary, and the request for a withdrawal and adequate written proof of confinement are received by us no later than 90 days after discharge; or, 2) is first diagnosed by a physician as having a terminal illness and a request for a withdrawal and adequate proof of diagnosis are received by us. In addition, the withdrawal charge will be waived on withdrawals taken to satisfy IRS Required Minimum Distribution Rules for this Contract.

You may also request a one time waiver of withdrawal charges on a partial or full withdrawal if (a) You become unemployed at least one year past the issue date of the Contract; (b) You receive unemployment compensation for at least 30 straight days as a result of that unemployment; and (c) this benefit is exercised within 180 days of Your initial receipt of unemployment compensation. Please see Your Contract for additional details.


CONTRACT MAINTENANCE CHARGE

A contract maintenance charge is deducted annually from the Contract Value to reimburse the Company for its actual costs in maintaining each Contract and the Variable Account. The Company guarantees that the amount of this charge will not exceed $30 per Contract Year over the life of the Contract. This charge will be waived if the total purchase payments are $25,000 or more or if all money is allocated to the Fixed Account Options on the Contract Anniversary.

Maintenance costs include but are not limited to expenses incurred in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit and Annuity Unit values; and issuing reports to Owners and regulatory agencies. The Company does not expect to realize a profit from this charge.

Prior to the Payout Start Date, on each Contract Anniversary, the contract maintenance charge will be deducted from each Sub-account of the Variable Account in the same proportion that the Owner's value in each bears to the total value in all Sub-accounts of the Variable

Account. After the Payout Start Date, a pro rata share of the annual contract maintenance charge will be deducted from each income payment. For example, 1/12 of the $30, or $2.50, will be deducted if there are twelve income payments during the Contract Year. The portion of the contract maintenance charge proportional to the part of the Contract Year elapsed will be deducted from the amount paid upon termination of the Contract.


ADMINISTRATIVE EXPENSE CHARGE

The Company will deduct an administrative expense charge which is equal, on an annual basis, to .10% of the daily net assets you have allocated to the Sub-accounts of the Variable Account. This charge is designed to cover actual administrative expenses which exceed the revenues from the contract maintenance charge. The Company does not intend to profit from this charge. The Company believes that the administrative expense charge and contract maintenance charge have been set at a level that will recover no more than the actual costs associated with administering the Contract. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract.


MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct a mortality and expense risk charge which is equal, on an annual basis, to 1.25% of the daily net assets you have allocated to the Sub-accounts of the Variable Account. The Company estimates that .85% is attributable to the assumption of mortality risks and .40% is attributable to the assumption of expense risks. For Contracts with the Enhanced Death Benefit provision, the mortality and expense risk charge will be deducted daily, at a rate equal on an annual basis, to 1.35% of the daily net assets in the Variable Account. The assessment of the additional .10% for the Enhanced Death Benefit is attributed to the assumption of additional mortality risks. The Company guarantees that the percentage for this charge will not increase over the life of the Contract.

The mortality risk arises from the Company's guarantee to cover all death benefits and to make income payments in accordance with the Income Plan selected and the Income Payment Tables.

The expense risk arises from the possibility that the contract maintenance and administrative expense charge, both of which are guaranteed not to increase, will be insufficient to cover actual administrative expenses.

If the mortality and expense risk charge is insufficient to cover the Company's mortality costs and excess expenses, the Company will bear the loss. If the charge is more than sufficient, the Company will retain the balance as profit. The Company currently expects a profit from this charge. Any such profit, as well as any other profit realized by the Company and held in its general account (which supports insurance and annuity obligations), would be available for any proper corporate purpose, including, but not limited to, payment of distribution expenses.


TAXES

The Company will deduct applicable state premium taxes or other similar policyholder taxes relative to the Contract (collectively referred to as "premium taxes") either at the Payout Start Date, or when a total withdrawal occurs. Current premium tax rates range from 0 to 3.5%. The Company reserves the right to deduct premium taxes from the purchase payments.

At the Payout Start Date, the charge for premium taxes will be deducted from each Investment Alternative in the proportion that the Owner's value in the Investment Alternative bears to the total Contract Value.


TRANSFER CHARGES

The Company reserves the right to assess a $10 charge on each transfer in excess of 12 per Contract Year, excluding transfers through Dollar Cost Averaging and Automatic Portfolio Rebalancing. The Company is presently waiving this charge.


FUND EXPENSES

A complete description of the expenses and deductions from the portfolios in each Fund is found in the prospectus for each Fund. This prospectus is accompanied by the prospectus for each Fund.



GENERAL MATTERS


OWNER

The Owner has the sole right to exercise all rights and privileges under the Contract, except as otherwise provided in the Contract. The Contract cannot be jointly owned by both a non-natural person and a natural person.


ANNUITANT

If the Owner is a natural person, the Owner may change the Annuitant prior to the Payout Start Date. The Annuitant must be a natural person. If the Annuitant dies prior to the Payout Start Date, the new

Annuitant will be: a) the youngest Owner, otherwise (b) the youngest
Beneficiary.


BENEFICIARY

Subject to the terms of any irrevocable Beneficiary designation, the Owner may change the Beneficiary at any time by notifying the Company in writing. Any change will be effective at the time it is signed by the Owner, whether or not the Annuitant is living when the change is received by the Company. The Company will not, however, be liable as to any payment or settlement made prior to receiving the written notice.

Unless otherwise provided in the Beneficiary designation, if any Beneficiary predeceases the Owner, the new Beneficiary will be: the Owner's spouse if living; otherwise, the Owner's children, equally, if living; otherwise, the Owner's estate. Multiple Beneficiaries may be named. Unless otherwise provided in the Beneficiary designation, if more than one Beneficiary survives the Owner, the surviving Beneficiaries will share equally in any amounts due.


ASSIGNMENTS

The Owner may not assign an interest in a Contract as collateral or security for a loan. Otherwise, the Owner may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. No assignment will bind the Company unless it is signed by the Owner and filed with the Company. The Company is not responsible for the validity of an assignment.


DELAY OF PAYMENTS

Payment of any amounts due from the Variable Account under the Contract will occur within seven days, unless:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.  An emergency exists as defined by the Securities and Exchange Commission; or

3. The Securities and Exchange Commission permits delay for the protection of the Owners.

Payments or transfers from the Fixed Account Options may be delayed for up to 6 months.

MODIFICATION

The Company may not modify the Contract without the consent of the Owner except to make the Contract meet the requirements of the Investment Company Act of 1940, or to make the Contract comply with any changes in the Internal Revenue Code or any changes required by the Code or by any other applicable law.


CUSTOMER INQUIRIES

The Owner or any persons interested in the Contract may make inquiries regarding the Contract by calling or writing your representative or:

GLENBROOK LIFE AND ANNUITY COMPANY
3100 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
1-800/453-6038



                                 FEDERAL TAX MATTERS


INTRODUCTION

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. THE COMPANY MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT. Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on the individual circumstances of each person. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ANNUITIES IN GENERAL


TAX DEFERRAL

Generally, an annuity contract owner is not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where (1) the owner is a natural person, (2) the investments of the Variable Account are "adequately diversified" in accordance with Treasury Department regulations, and (3) the issuing insurance company, instead of the annuity owner, is considered the owner for federal income tax purposes of any separate account assets funding the contract.

NON-NATURAL OWNERS

As a general rule, annuity contracts owned by non-natural persons are not treated as annuity contracts for federal income tax purposes and the income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. There are several exceptions to the general rule for contracts owned by non-natural persons which are discussed in the Statement of Additional Information.

DIVERSIFICATION REQUIREMENTS

For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" in accordance with the standards provided in the Treasury regulations. If the investments in the Variable Account are not adequately diversified, then the Contract will not be treated as an annuity contract for federal income tax purposes and the Owner will be taxed on the excess of the Contract Value over the investment in the Contract. Although the Company does not have control over the Funds or their investments, the Company expects the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT

In connection with the issuance of the regulations on the adequate diversification standards, the Department of the Treasury announced that the regulations do not provide guidance concerning the extent to which contract owners may direct their investments among Sub-accounts of a variable account. The Internal Revenue Service has previously stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, Treasury announced that guidance would be issued in the future regarding the extent that owners could direct their investments among Sub-accounts without being treated as owners of the underlying assets of the Variable Account. As of the date of this prospectus, no such guidance has been issued.

The ownership rights under this contract are similar to, but different in certain respects from, those described by the Service in rulings in which it was determined that contract owners were not owners of separate account assets. For example, the owner of this contract has the choice of more investment options to which to allocate premiums and contract values, and may be able to transfer among investment options more frequently than in such rulings. These differences could result in the contract owner being treated as the owner of the assets of the Variable Account. In those circumstances, income and gains from the Variable Account assets would be includible in the Contract Owners' gross income. In addition, the Company does not know what standards will be set forth in the regulations or rulings which the Treasury Department has state it expects to issue. It is possible that Treasury's position, when announced, may adversely affect the tax treatment of existing contracts. The Company, therefore, reserves the right to modify the Contract as necessary to attempt to prevent the

Owner from being considered the federal tax owner of the assets of the Variable Account. However, the Company makes no guarantee that such modification to the contract will be successful.

DELAYED MATURITY DATES

If the Contract's scheduled maturity date is at a time when the annuitant has reached an advanced age, e.g., past age 85, it is possible that the contract would not be treated as an annuity. In that event, the income and gains under the contract could be currently includible in the owner's income.

TAXATION OF PARTIAL AND FULL WITHDRAWALS

In the case of a partial withdrawal under a non-qualified contract, amounts received are taxable to the extent the contract value, without regard to any surrender charge, before the withdrawal exceeds the investment in the contract. In the case of a partial withdrawal under a qualified contract, the portion of the payment that bears the same ratio to the total payment that the investment in the contract bears to the contract value, can be excluded from income. In the case of a full withdrawal under a non-qualified contract or a qualified contract, the amount received will be taxable only to the extent it exceeds the investment in the contract. If an individual transfers an annuity contract without full and adequate consideration to a person other than the individual's spouse (or to a former spouse incident to a divorce), the owner will be taxed on the difference between the contract value and the investment in the contract at the time of transfer. Other than in the case of certain qualified contracts, any amount received as a loan under a contract, and any assignment or pledge (or agreement to assign or pledge) of the contract value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS

Generally, the rule for income taxation of payments received from an annuity contract provides for the return of the owner's investment in the contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. In the case of variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the contract by the total number of expected payments. In the case of fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract.

TAXATION OF ANNUITY DEATH BENEFITS

Amounts may be distributed from an annuity contract because of the death of an owner or annuitant. Generally, such amounts are includible in income as follows:
(1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal or (2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

There is a 10% penalty tax on the taxable amount of any premature distribution from a non-qualified annuity contract. The penalty tax generally applies to any distribution made prior to the owner attaining age 59 1/2. However, there should be no penalty tax on distributions to owners (1) made on or after the owner attains age 59 1/2; (2) made as a result of the owner's death or disability;
(3) made in substantially equal periodic payments over life or distributions over life or life expectancy; (4) made under an immediate annuity; or (5) attributable to an investment in the contract before August 14, 1982. Similar rules apply for distributions from qualified contracts. Please see the Statement of Additional Information for a discussion of other situations in which the penalty tax may not apply.

AGGREGATION OF ANNUITY CONTRACTS

All non-qualified annuity contracts issued by the Company (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


TAX QUALIFIED CONTRACTS

Annuity contracts may be used as investments with certain tax qualified plans such as: (1) Individual Retirement Annuities under Section 408(b) of the Code;
(2) Simplified Employee Pension Plans under Section 408(k) of the Code; (3) Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;(4) Tax Sheltered Annuities under Section 403(b) of the Code;
(5) Corporate and Self Employed Pension and Profit Sharing Plans; and (6) State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. In the case of certain tax qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the contract.

RESTRICTIONS UNDER SECTION 403(b) PLANS

Section 403(b) of the Code provides for tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. In accordance with the requirements of Section 403(b), any annuity contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only after the employee attains age 59 1/2, separates from service, dies, becomes disabled or on the account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship).

INCOME TAX WITHHOLDING

The Company is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless an individual elects to make a "direct rollover" of such amounts to another qualified plan or Individual Retirement Account or Annuity (IRA). Eligible rollover distributions generally include all distributions from qualified contracts, excluding IRAs, with the exception of
(1) required minimum distributions, or (2) a series of substantially equal periodic payments made over a period of at least 10 years, or the life (joint lives) of the participant (and beneficiary). For any distributions from non-qualified annuity contracts, or distributions from qualified contracts which are not considered eligible rollover distributions, the Company may be required to withhold federal and state income taxes unless the recipient elects not to have taxes withheld and properly notifies the Company of such election.


                            DISTRIBUTION OF THE CONTRACTS

Allstate Life Financial Services, Inc. ("ALFS"), 3100 Sanders Road, Northbrook Illinois, a wholly owned subsidiary of Allstate Life, acts as the principal underwriter of the Contracts. ALFS is registered as a broker-dealer under the Securities Act of 1934 and became a member of the National Association of Securities Dealers, Inc. on June 30, 1993. Contracts are sold by registered representatives of broker-dealers or bank employees who are licensed insurance agents appointed by the Company, either individually or through an incorporated insurance agency. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, pursuant to legal and regulatory exceptions.

Commissions paid to registered representatives may vary, but in aggregate are not anticipated to exceed 6% of any purchase payment. In addition, under certain circumstances, certain sellers of the Contracts may be paid persistency bonuses which will take into account, among other things, the length of time purchase payments have been held under a Contract, and Contract Values. A persistency bonus is not expected to exceed 0.25%, on an annual basis, of the Contract Values considered in connection with the bonus. These commissions are intended to cover distribution expenses.

The underwriting agreement with ALFS provides for indemnification by the Company, to the principal underwriter, for liability to Owners arising out of services rendered or Contracts issued.


                                    VOTING RIGHTS

The Owner or anyone with a voting interest in the Sub-account of the Variable Account may instruct the Company on how to vote at shareholder meetings of the Funds. The Company will solicit and cast each vote according to the procedures set up by the Funds and to the extent required by law. The Company reserves the right to vote the eligible shares in its own right, if subsequently permitted by the Investment Company Act of 1940, its regulations or interpretations thereof.

Fund shares as to which no timely instructions are received will be voted in proportion to the voting instructions which are received with respect to all Contracts participating in that Sub-account. Voting instructions to abstain on any item to be voted upon will be applied on a pro-rata basis to reduce the votes eligible to be cast.

Before the Payout Start Date, the Owner holds the voting interest in the Sub-account of the Variable Account (the number of votes for the Owner will be determined by dividing the Contract Value attributable to a Sub-account by the net asset value per share of the applicable eligible portfolio).

After the Payout Start Date, the person receiving income payments has the voting interest. After the Payout Start Date, the votes decrease as income payments are made and as the reserves for the Contract decrease. That person's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-account by the net asset value per share of the corresponding eligible portfolio.


                               SELECTED FINANCIAL DATA

The following selected financial data for the Company should be read in conjunction with the financial statements and notes thereto included in this Prospectus beginning on page F-1.

GLENBROOK LIFE AND ANNUITY COMPANY
SELECTED FINANCIAL DATA
(IN THOUSANDS)




YEAR-END FINANCIAL DATA                              1995            1994           1993           1992
-----------------------                              ----            ----           ----           ----
  For The Years Ended December 31:         .
    Income Before Taxes. . . . . . . . . . .         $4,455         $2,017           $836           $337
    Net Income . . . . . . . . . . . . . . .          2,879          1,294            529            212
  As of December 31:                       .
    Total Assets . . . . . . . . . . . . . .      1,409,705        750,245        169,361         12,183

-----------

The Company adopted SFAS No. 115, "Accounting for Certain Instruments in Debt and Equity Securities" on December 31, 1993. See Note 3 to the Financial Statements.

For the period from April 1, 1992 (date of acquisition) to December 31, 1992.

                         MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

The following highlights significant factors influencing results of operations and financial position.

Glenbrook Life and Annuity Company ("the Company"), which is wholly owned by Allstate Life Insurance Company ("Allstate Life"), currently issues flexible premium fixed annuities, and beginning in 1995, flexible premium deferred variable annuity contracts through its Separate Accounts. The Company markets its products through banks and other financial institutions.

The Company reinsures all of its annuity deposits with Allstate Life, and all life insurance in-force with other reinsurers. Accordingly, the financial results reflected in the Company's statements of operations relate only to the investment of those assets of the Company that are not transferred to Allstate Life or other reinsurers under the reinsurance treaties.

Separate Account assets and liabilities are legally segregated and carried at fair value in the statements of financial position. The Separate Account investment portfolios were initially funded with a $10 million seed money contribution from the Company in 1995. Investment income and realized gains and losses of the Separate Account investments, other than the portion related to the Company's participation, accrue directly to the contractholders (net of fees) and, therefore, are not included in the Company's statements of operations.


RESULTS OF OPERATIONS


                                                      1995      1994      1993
                                                      ----      ----      ----
                                                           $ IN THOUSANDS
Net investment income. . . . . . . . . . . . .      $ 3,996   $ 2,017    $  753
                                                    -------   -------    ------
Realized capital gains (losses), after tax . .      $   298   $    --    $   54
                                                    -------   -------    ------
Net income . . . . . . . . . . . . . . . . . .      $ 2,879   $ 1,294    $  529
                                                    -------   -------    ------
Fixed income securities, at amortized cost . .      $44,112   $51,527    $9,543
                                                    -------   -------    ------

Net investment income increased $2.0 million in 1995, and $1.3 million in 1994. In both years, the increases were attributable to an increased level of investments, including the Company's participation in the Separate Accounts during 1995, and a $40 million capital contribution received from Allstate Life in the third quarter of 1994. Net income increases of $1.6 million and $0.8 million reflect the change in net investment income in both years.

Realized capital gains after tax of $0.3 million in 1995 were the result of sales of investments to fund the Company's participation in the Separate Accounts.


FINANCIAL POSITION


                                                         1995          1994
                                                         ----          ----
                                                           $ IN THOUSANDS
Fixed income securities, at fair value . . . . .      $   48,815     $ 49,807
                                                      ----------     --------
Unrealized net capital gains (losses). . . . . .      $    5,164     $ (1,720)
                                                      ----------     --------
Separate Account assets, at fair value . . . . .      $   15,578     $     --
                                                      ----------     --------
Contractholder funds . . . . . . . . . . . . . .      $1,340,925     $696,854
                                                      ----------     --------
Reinsurance recoverable from Allstate Life . . .      $1,340,925     $696,854
                                                      ----------     --------
------
    Unrealized net capital gains (losses) exclude the effect of deferred income taxes.

Fixed income securities are classified as available for sale and carried in the statements of financial position at fair value. Although the Company generally intends to hold its fixed income securities for the long-term, such classification affords the Company flexibility in managing the portfolio in response to changes in market conditions.

At December 31, 1995 unrealized capital gains were $5.2 million compared to unrealized capital losses of $1.7 million at December 31, 1994. The significant change in the unrealized capital gain/loss position is primarily attributable to declining interest rates.

At December 31, 1995 both contractholder funds and amounts recoverable from Allstate Life under reinsurance treaties reflect an increase of $644 million. These increases result from sales of the Company's single and flexible premium deferred annuities partially offset by surrenders. Reinsurance recoverable from Allstate Life relates to policy benefit obligations ceded to Allstate Life.

The Company's participation in the Separate Accounts of $10.5 million at December 31, 1995 is included in the Separate Accounts assets. Unrealized net capital gains arising from the Company's participation in the Separate Accounts was $0.3 million, net of tax, at December 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES

Allstate Life made a $40 million capital contribution to the Company in the third quarter of 1994.

Under the terms of intercompany reinsurance agreements, assets of the Company that relate to insurance in-force, excluding Separate Account assets, are transferred to Allstate Life or other reinsurers, who maintain investment portfolios which support the Company's products.


                                     COMPETITION

The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities competing in the sale of insurance and annuities. There are approximately 2,000 stock, mutual and other types of insurers in business in the United States. Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns A+ (Superior) to Allstate Life which automatically reinsures all net business of the Company. A.M. Best Company also assigns the Company the rating of A+(r) because the Company automatically reinsures all business with Allstate Life. Standard & Poor's Insurance Rating Services assigns AA+ (Excellent) to the Company's claims-paying ability and Moody's assigns an Aa3 (Excellent) financial stability rating to the Company. The Company shares the same ratings of its parent, Allstate Life Insurance Company. These ratings do not relate to the investment performance of the Variable Account.


                                      EMPLOYEES

As of December 31, 1996, Glenbrook Life and Annuity Company had approximately __ employees at its home office in Northbrook, Illinois.


                                      PROPERTIES

The Company occupies office space provided by its parent, Allstate Life, in Northbrook, Illinois. Expenses associated with these offices are allocated on a direct and indirect basis to the Company.


                             STATE AND FEDERAL REGULATION

The insurance business of the Company is subject to comprehensive and detailed regulation and supervision throughout the United States.

The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

Under insurance guaranty fund law, in most states, insurers doing business therein can be assessed up to prescribed limits for contract owner losses incurred as a result of company insolvencies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

In addition, several states, including Illinois, regulate affiliated groups of insurers, such as the Company and its affiliates, under insurance holding company legislation. Under such laws, intercompany transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, controls on medical care costs, removal of barriers preventing banks from engaging in the securities and insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles, and proposed legislation to prohibit the use of gender in determining insurance and pension rates and benefits.


                   EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

The directors and executive officers are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations).

LOUIS G. LOWER, II, 51, Chief Executive Officer and Chairman of the Board
(1995)*

Also Director (1995-Present) of Allstate Indemnity Company; Director (1986-Present) and Senior Vice President (1995-Present) of Allstate Insurance Company; Director (1995-Present) of Allstate International Inc.; Director (1991-Present) of Allstate Life Financial Services, Inc.; Director (1986-Present) and President (1990-Present) Allstate

Life Insurance Company; Director (1983-Present) and Chairman of the
Board (1990-Present) of Allstate Life Insurance Company of New York; Director (1995-Present) Allstate Property and Casualty; Director (1989-Present) and Chairman of the Board (1990-Present) of Allstate Settlement Corporation; Director (1995-Present) Deerbrook Insurance Company; Director (1990-Present), Chairman of the Board of Directors and Chief Executive Officer (1995-Present), Chairman of the Board of Directors and President (1990-1995) of Glenbrook Life Insurance Company; Director and Chairman of the Board (1995-Present) of Laughlin Group Holdings, Inc.; Director and Chairman of the Board of Directors and Chief Executive Officer (1989-Present) Lincoln Benefit Life Insurance
Company; Director (1995 - 1996) Northbrook Indemnity Company;    Director
(1986-Present), Chairman of the Board of Directors and Chief Executive Officer (1995-Present) of Northbrook Life Insurance Company; Director (1995-1996) Northbrook National Insurance Company; Director (1986-1996) Northbrook Property
and Casualty;   Director (1990-Present) Saison Life Insurance Co.,Ltd.; Chairman
of the Board of Directors and Chief Executive Officer (1995-Present) Surety Life Insurance Company; Trustee (1991-Present) and Vice President (1995-Present) The Allstate Foundation; and Chairman of the Board of Directors and President of The Northbrook Corporation.


PETER H. HECKMAN, 51, President, Chief Operating Officer and Director (1996)*

Also Director and Vice President (1988-Present) of Allstate Life Insurance Company; Director (1990-1996), Vice President (1989-Present), Allstate Life Insurance Company of New York; Director and Vice President (1993-1996), Allstate Settlement Corporation; Director (1991-1993) of Allstate Life Financial Services, Inc.; Director (1990-Present), President and Chief Operating Officer (1996-Present), and Vice President (1990-1996), Glenbrook Life Insurance
Company;   Director (1995-Present) and Vice Chairman of the Board (1996-Present)
Laughlin Group Holdings, Inc.; Director (1990-Present) and Vice Chairman of the Board (1996-Present) Lincoln Benefit Life Company; Director (1988-Present) President and Chief Operating Officer (1996-Present), and was Vice President
(1989-1996), Northbrook Life Insurance Company;   Director (1995-Present) and
Vice Chairman of the Board (1996-Present) Surety Life Insurance Company; and Director (1996-Present) Vice President and Controller (1993-Present) The Northbrook Corporation.


MICHAEL J. VELOTTA, 50, Vice President, Secretary, General Counsel, and Director
(1992)*

Also Director and Secretary (1993 - Present) of Allstate Life Financial Services, Inc.; Director (1992-Present) Vice President, Secretary and General Counsel (1993-Present) Allstate Life Insurance Company; Director (1992-Present) Vice President, Secretary and General Counsel (1993-Present) Allstate Life Insurance Company of New York; Director (1993-Present) and Secretary (1994 - Present) Allstate Settlement

Corporation; Director (1992-Present) Vice President, Secretary and General Counsel (1993-Present) Glenbrook Life Insurance Company; Director and Secretary (1995-Present) Laughlin Group Holdings, Inc.; Director (1992- Present) and Assistant Secretary (1995-Present) Lincoln Benefit Life Company; Director (1992-Present) Vice President, Secretary and General Counsel (1993-Present) Northbrook Life Insurance Company; Director and Assistant Secretary (1995-Present) Surety Life Insurance Company; and Director and Secretary (1993-Present) The Northbrook Corporation.


JOHN R. HUNTER, 41, Director (1996)*

Also Assistant Vice President (1990-Present) Allstate Life Insurance Company; Assistant Vice President (1996-Present) Allstate Life Insurance Company of New York; Director (1996-Present) Glenbrook Life Insurance Company; and Director (1994-Present) and Assistant Vice President (1990-Present) Northbrook Life Insurance Company.


G. CRAIG WHITEHEAD, 50 , Director and Assistant Vice President (1995)*

Also Assistant Vice President (1991-Present) Allstate Life Insurance Company; Director (1994-Present) Assistant Vice President (1991-Present) Glenbrook Life Insurance Company; Assistant Vice President (1992-Present) Secretary (1995) Senior Vice President and Director (1995-Present) Glenbrook Life and Annuity Company; Director (1995-Present) Laughlin Group Holdings, Inc.


MARLA G. FRIEDMAN, 43, Vice President (1996)*

Also Director (1991-Present) and Vice President (1988-Present) Allstate Life Insurance Company; Director (1993-1996) Allstate Life Financial Services, Inc.; Assistant Vice President (1996-Present) Allstate Life Insurance Company of New York; Director (1995-1996) Allstate Settlement Corporation; Director (1991-1996), President and Chief Operating Officer (1995-1996) and Vice President (1990-1995) and (1996-Present) Glenbrook Life Insurance Company; Director and Vice Chairman of the Board (1995-1996) Laughlin Group Holdings, Inc.; Director (1989-1996), President and Chief Operating Officer (1995-1996) and Vice President (1996-Present) Northbrook Life Insurance Company; and Director and Vice President (1993-1996) The Northbrook Corporation.


KEVIN R. SLAWIN, (39), Vice President (1996)*

Also Assistant Treasurer (1996) AEI Group Holdings, Inc.;   Assistant Treasurer
(1996) Allstate County Mutual Insurance Company (formerly First Assurance Company); Assistant Treasurer (1996) Allstate Holdings, Inc.; Assistant Treasurer (1996) Allstate Indemnity Company; Assistant Vice President and Assistant Treasurer (1995-1996) Allstate Insurance Company; Assistant Treasurer
(1996) Allstate International; Assistant Treasurer (1996) Allstate Investment Management Company; Director (1996-Present) and Assistant Treasurer (1995-1996) Allstate

Financial Services, Inc.; Director and Vice President (1996-Present) and Assistant Treasurer (1995-1996) Allstate Life Insurance Company; Director and Vice President (1996-Present) and Assistant Treasurer (1995-1996) Allstate Life
Insurance Company of New York;   Assistant Treasurer (1996) Allstate Motor Club,
Inc.; Assistant Treasurer (1996) Allstate Property and Casualty; Director and Vice President (1996-Present) and Assistant Treasurer (1995-1996) Allstate Settlement Corporation; Assistant Treasurer (1996) Allstate Texas Lloyd's, Inc.; Assistant Treasurer (1996) Deerbrook Insurance Company; Assistant Treasurer
(1996) Direct Marketing Center Inc.; Assistant Treasurer (1996) Enterprises Services Corporation; Assistant Vice President and Assistant Treasurer (1995-1996) Forestview Mortgage Insurance Company; Treasurer (1995-1996) Forty-Fifth & Main Redevelopment Corporation; Director and Vice President (1996-Present) and Assistant Treasurer (1995-1996) Glenbrook Life Insurance Company; Director (1996-Present) and Assistant Treasurer (1995-1996) Laughlin Group Holdings, Inc.; Director (1996-Present) Lincoln Benefit Life Company; Assistant Treasurer (1996) Northbrook Holdings, Inc.; Assistant Treasurer (1996) Northbrook Indemnity Company; Director and Vice President (1996-Present) and Assistant Treasurer (1995-1996) Northbrook Life Insurance Company; Assistant Treasurer (1996) Northbrook National Insurance Company; Assistant Treasurer
(1996) Northbrook Property and Casualty; Director (1996- Present) Surety Life Insurance Company; Assistant Treasurer (1996) TECH-COR, INC.; Assistant Treasurer (1995 -1996) The Allstate Corporation; Assistant Treasurer (1996) The Allstate Foundation; Assistant Treasurer (1995-1996) and Vice President (1996-Present) The Northbrook Corporation; Assistant Treasurer and Director (1994-1995) Sears Roebuck and Company; and Treasurer and First Vice President (1986-1994) Sears Mortgage Corporation.


CASEY J. SYLLA, 53, Chief Investment Officer (1995)*

Also Director (1996 - Present) Chief Investment Officer (1995 - Present) AEI Group, Inc.; Chief Investment Officer (1995 - Present) Allstate County Mutual Insurance Company; Director (1995 - 1996) Senior Vice President and Chief Investment Officer (1996 - 1996) Allstate Floridian Insurance Company; Director (1996 - Present) Allstate Holdings, Inc.; Director (1995 - Present) Senior Vice President and Chief Investment Officer (1995 - Present) Allstate Indemnity Company; Director (1995 - Present ) Senior Vice President and Chief Investment Officer (1995 - Present) Allstate Insurance Company; Chief Investment Officer (1995 - 1996) Executive Vice President and Chief Investment Officer (1996 - Present) Allstate International Inc.; Director (1996 - Present) Chairman of the Board and President (1996 - Present) Allstate Investment Management Company; Director (1995 - Present) Chief Investment Officer (1995 - Present) Allstate Life Insurance Company; Chief Investment Officer (1995 - Present) Allstate Life Insurance Company of New York; Director (1996 - Present) Chief Investment Officer (1995 - Present) Allstate Motor Club, Inc.; Director (1995 - Present)

Senior Vice President and Chief Investment Officer (1995 - Present) Allstate Property and Casualty; Chief Investment Officer (1995 - Present) Allstate Settlement Corporation; Chief Investment Officer (1995 - Present) Allstate Texas Lloyd's, Inc.; Director (1995 - Present) Senior Vice President and Chief Investment Officer (1995 - Present) Deerbrook Insurance Company; Director (1996
- Present) Chief Investment Officer (1995 - Present) Direct Marketing Center Inc.; Director (1996 - Present) Chief Investment Officer (1995 - Present) Enterprises Services Corporation; Chief Investment Officer (1996 - Present) Forestview Mortgage Insurance Company; Chief Investment Officer (1995 - Present) Glenbrook Life Insurance Company; Director (1995 - 1996) Senior Vice President and Chief Investment Officer (1995 - 1996) Northbrook Indemnity Company; Director and Chief Investment Officer (1995 - Present) Northbrook Life Insurance Company; Director (1995 - 1996) Senior Vice President and Chief Investment Officer (1995 - 1996) Northbrook National Insurance Company; Director (1995 -
1996) Senior Vice President and Chief Investment Officer (1995 - 1996) Northbrook Property & Casualty; Director (1996 - Present) Chief Investment Officer (1996 - Present) Roadway Protection Auto Club, Inc.; Chief Investment Officer (1995 - Present) TECH-COR, INC.; Trustee (1996 - Present) Chief Investment Officer (1995 - 1996) Vice President and Chief Investment Officer (1996 -Present) The Allstate Foundation; Chief Investment Officer (1995 - Present) The Northbrook Corporation. Prior to 1995 he was Senior Vice President and Executive Officer - Investments (1992-1995) of Northwestern Mutual Life Insurance Company.


JAMES P. ZILS, 46, Treasurer (1995)*

Also Vice President and Treasurer (1995 - Present) AEI Group, Inc.; Vice President and Treasurer (1995 - Present) Allstate County Mutual Insurance Company; Vice President and Treasurer (1995 - Present) Allstate Floridian Insurance Company; Vice President and Treasurer (1996 - Present) Allstate Holdings, Inc.; Vice President and Treasurer (1995 - Present) Allstate Indemnity Company; Vice President and Treasurer (1995 - Present) Allstate Insurance Company; Executive Vice President and Treasurer (1996 - Present) Vice President and Treasurer (1995 - 1996) Allstate International Inc.; Vice President and Treasurer (1996 - Present) Allstate Investment Management Company; Treasurer (1995 - Present) Allstate Life Financial Services, Inc.; Treasurer (1995 - Present) Allstate Life Insurance Company; Treasurer (1995 - Present) Allstate Life Insurance Company of New York; Vice President and Treasurer (1995 - Present) Allstate Motor Club, Inc.; Vice President and Treasurer (1995 - Present) Allstate Property and Casualty; Treasurer (1995 - Present) Allstate Settlement Corporation; Vice President and Treasurer (1995 - Present) Allstate Texas Lloyd's, Inc.; Director (1995 - Present) Vice President and Treasurer (1995 - Present) Barrington Reinsurance Company Ltd.; Vice President and Treasurer (1995 - Present) Deerbrook Insurance Company; Vice President and Treasurer (1995 - Present) Direct Marketing Center Inc.; Vice President and Treasurer (1995 - Present) Enterprises Services Corporation; Vice President and Treasurer (1995 - Present) Forestview Mortgage Insurance Co.; Director (1996 - Present) Treasurer (1995 -

Present) General Underwriters Agency, Inc.; Treasurer (1995 - Present) Glenbrook Life Insurance Company; Treasurer (1995 - Present) Laughlin Group Holdings, Inc.; Director (1996) Chairman of the Board (1996) Treasurer (1996) Northbrook Holdings, Inc.; Vice President and Treasurer (1995 - 1996) Northbrook Indemnity Company; Treasurer (1995 - Present) Northbrook Life Insurance Company; Vice President and Treasurer (1995 - 1996) Northbrook National Insurance Company; Vice President and Treasurer (1995 - 1996) Northbrook Property & Casualty; Vice President and Treasurer (1996 - Present) Pinebrook Mortgage Insurance Company; Vice President and Treasurer (1996 - Present) Rescue Express, Inc.; Vice President and Treasurer (1996 - Present) Roadway Protection Auto Club, Inc.; Treasurer (1995 - Present) TECH-COR, INC.; Treasurer (1995 - Present) The Allstate Corporation; Treasurer (1996 - Present) Vice President and Treasurer (1995 - 1996) The Allstate Foundation; Treasurer (1995 - Present) The Northbrook Corporation.

* Date elected to current office.


                                EXECUTIVE COMPENSATION

Executive officers of the Company also serve as officers of Allstate Life and receive no compensation directly from the Company. Some of the officers also serve as officers of other companies affiliated with the Company. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of the Company. However, no officer's compensation allocated to the Company exceeded $100,000 in 1995. The allocated cash compensation of all officers of the Company as a group for services rendered in all capacities to the Company during 1995 totaled $5,976.86. Directors of the Company receive no compensation in addition to their compensation as employees of the Company.

Shares of the Company and Allstate Life are not directly owned by any director or officer of the Company. The percentage of shares of The Allstate Corporation beneficially owned by any director, and by all directors and officers of the Company as a group, does not exceed one percent of the class outstanding.

                              SUMMARY COMPENSATION TABLE
                            (ALLSTATE LIFE INSURANCE CO.)


COMPENSATION                                                                    SECURITIES
NAME                                                               RESTRICTED   UNDERLYING      LTIP             ALL
AND PRINCIPAL                   SALARY    BONUS    OTHER ANNUAL      STOCK     OPTIONS/SARS    PAYOUTS          OTHER
POSITION               YEAR      ($)       ($)     COMPENSATION     AWARD(S)        S(#)         ($)             ($)
-------------          ----     ------    -----    ------------    ----------  ------------    -------          -----
    (a)                 (b)      (c)       (d)        (e)             (f)          (g)           (h)             (i)

                                      ANNUAL COMPENSATION                 AWARDS                       PAYOUTS
                                      -------------------                 ------                       -------
                                                                                 LONG TERM COMPENSATION
                                                                                 ----------------------
Louis G. Lower, II     1995    $416,000  $266,175     $17,044     $199,890          N/A       $411,122         $5,250
Chief Executive
  Officer and. . .     1994    $389,050  $26,950      $25,889     $170,660          N/A              0         $1,890
Chairman of the
  Board. . . . . .     1993    $374,200  $294,683     $52,443     $318,625          N/A        $13,451         $6,296
  of Directors


-----------

    Amount received by Mr. Lower which represents the value allocated to his account from employer contributions under the Profit Sharing Fund and to its predecessor, The Savings and Profit Sharing Fund of Sears employees.


                                  LEGAL PROCEEDINGS

From time to time the Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary damages are asserted. Management, after consultation with legal counsel, does not anticipate the ultimate liability arising from such pending or threatened litigation to have a material effect on the financial condition of the Company.


                                       EXPERTS

The financial statements of the Variable Account incorporated by reference in this prospectus, and the financial statements and financial statement schedule of the Company included in this prospectus have been audited by Deloitte & Touche LLP, Two Prudential Plaza, 180 North Stetson Avenue, Chicago, Illinois 60601-6779, independent auditors, as stated in their reports appearing herein and incorporated by reference in this prospectus, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                    LEGAL MATTERS

Certain legal matters relating to the federal securities laws applicable to the issue and sale of the Contracts have been passed upon by Routier and Johnson, P.C., of Washington, D.C. All matters of

Illinois law pertaining to the Contracts, including the validity of the Contracts and the Company's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of the Company.

                                      APPENDIX A
                               MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Interest Crediting Rate for that Sub-account

N = the number of whole and partial years from the date we receive the transfer, withdrawal, or death benefit request, or from the Payout Start Date to the end of the Sub-account's Guarantee Period; and

J = the current interest crediting rate offered for a Guarantee Period or length N on the date we determine the Market Value Adjustment.

    J will be determined by a linear interpolation between the current interest rates for the next higher and lower integral years. For purposes of interpolation, current interest rates for Guarantee Periods not available under this Contract will be calculated in a manner consistent with those which are available.

The Market Value Adjustment factor is determined from the following formula:

 .9 * (I--J)* N

Any transfer, withdrawal, or death benefit paid from a Sub-account of the Guaranteed Maturity Amount Fixed Account will be multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment.

                                     ILLUSTRATION

                          EXAMPLE OF MARKET VALUE ADJUSTMENT

    Purchase
       Payment:         $10,000
    Guarantee
       Period:          5 years
    Interest Rate:      4.50%
    Full Surrender:     End of Contract Year 3

       NOTE: This illustration assumes that premium taxes were not applicable.

                    Example 1: (Assumes declining interest rates)

              Step 1: Calculate Account Value at End of Contract Year 3:

                         = 10,000.00 * (1.0450)3 = $11,411.66

                     Step 2: Calculate the Free Withdrawal Amount

                            = .10 * 11,411.66 = $1,141.17

                       Step 3: Calculate the Withdrawal Charge:

                       = .05 * (10,000.00 - 1,141.17) = $442.94

                    Step 4: Calculate the Market Value Adjustment:

I= 4.5%

J= 4.2%

N =      730 DAYS = 2
    --------
    365 days

                   Market Value Adjustment Factor: .9 * (I--J) * N

                        = .9 * (.045 - .042) * 730/365 = .0054

   Market Value Adjustment = Factor * Amount Subject to Market Value Adjustment:

                             = .0054 * 11,411.66 = $61.62

        Step 4: Calculate The Amount Received by Customers as a Result of Full Withdrawal at the end of Contract Year 3:

                      = 11,411.66 - 442.94 + 61.62 = $11,030.34


                      EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

              Step 1: Calculate Account Value at End of Contract Year 3:

                                              3
                         = 10,000.00 * (1.049)  = $11,411.17

                    Step 2: Calculate the Free Withdrawal Amount:

                           = .10 * (11,411.66) = $1,141.17

                       Step 3: Calculate the Withdrawal Charge:

                       = .05 * (10,000.00   1,141.17) = $442.94

                    Step 4: Calculate the Market Value Adjustment:

I= 4.5%


J= 4.8%

N =  730 DAYS = 2
     --------
     365 days

                   Market Value Adjustment Factor: .9 * (I--J) * N

                      = .9 * (.045 - .048) * (730/365) =  .0054

    Market Value Adjustment = Factor * Amount Subject to Market Value Adjustment

                           = - .0054 * $11,411.66 = - $61.62

        Step 4: Calculate The Amount Received by Customers as a Result of Full
                      Withdrawal at the end of Contract Year 3:

                      = 11,411.66 - 442.94 - 61.62 = $10,907.10

                         STATEMENT OF ADDITIONAL INFORMATION
                                  TABLE OF CONTENTS



                                                                          PAGE
Additions, Deletions or Substitutions of Investments . . . . . . . .
Reinvestment . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Purchase of Contracts. . . . . . . . . . . . . . . . . . . . . . .
  Performance Data . . . . . . . . . . . . . . . . . . . . . . . . .
  Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers) . . .
  Premium Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .
  Tax Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Income Payments. . . . . . . . . . . . . . . . . . . . . . . . . .
  Calculation of Annuity Unit Values . . . . . . . . . . . . . . . .
General Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .
  Incontestability . . . . . . . . . . . . . . . . . . . . . . . . .
  Settlements. . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Safekeeping of the Variable Account's Assets . . . . . . . . . . .
Federal Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .
  Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Taxation of Glenbrook Life and Annuity Company . . . . . . . . . .
  Exceptions to the Non-Natural Owner Rule . . . . . . . . . . . . .
  Penalty Tax on Premature Distributions . . . . . . . . . . . . . .
  IRS Required Distribution at Death Rules . . . . . . . . . . . . .
  Qualified Plans. . . . . . . . . . . . . . . . . . . . . . . . . .
  Types of Qualified Plans . . . . . . . . . . . . . . . . . . . . .
Sales Commissions. . . . . . . . . . . . . . . . . . . . . . . . . .
Variable Account Financial Statements. . . . . . . . . . . . . . . .        F-1

ORDER FORM

Please send me a copy of the most recent Statement of Additional Information for the Glenbrook Life and Annuity Company Variable Annuity Account.


    (Date)                              (Name)

                                   (Street Address)

                              (City) (State)  (Zip Code)

Send to:  Glenbrook Life and Annuity Company
          Post Office Box 94042
          Palatine, Illinois  60094
          Attention:  VA Customer Service Unit

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Incorporated by reference to the previously filed Form S-1 Registration Statement of Glenbrook Life and Annuity Company, File No. 33-91916.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-Laws of Glenbrook Life and Annuity Company ("Registrant") which are incorporated herein by reference as Exhibit (3), provide that Registrant will indemnify its officers and directors for certain damages and expenses that my be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         Not applicable.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      Exhibit No.              Description
      -----------              -----------

         (1)       Form of Underwriting Agreement*
         (2)       None
         (3)(i)    Articles of Incorporation*
            (ii)   By-Laws*
         (4) Glenbrook Life and Annuity Flexible Premium Deferred Variable Annuity Contract
         (5)       Opinion of General Counsel re: Legality*
         (6)       Not Applicable
         (7)       None
         (8)       None
         (9)       None
         (10)      Reinsurance Agreement*
         (11)      None
         (12)      None
         (14)      None
         (15)      None
         (16)      None
         (22)      None
         (23)(a)   Consent of Independent Public Accountants**
         (23)(b)   Consent of Attorneys*
         (24)      Powers of Attorney
         (25)      None
         (26)      None
         (27)      Financial Data Schedule**
         (99)      Form of Resolution of Board of Directors***
                   Financial Statements**


* Previously filed and incorporated by reference to Form S-1 Registration Statement No. 333-07275 dated June 28, 1996.

**  To be filed by subsequent Post-Effective Amendment.

*** Previously filed and incorporated by reference to Form S-1 Post Effective
    Amendment No.1, Registration Statement No. 33-91916, dated April 10, 1996.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of  determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit ore proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  INDEX TO EXHIBITS

The following exhibits are filed herewith:


         (1)       Form of Underwriting Agreement*
         (2)       None
         (3)       Articles of Incorporation, By-Laws*
         (4) Glenbrook Life and Annuity Flexible Premium Deferred Variable Annuity Contract
         (5)       Opinion of General Counsel re: Legality*
         (6)       None
         (7)       None
         (8)       None
         (9)       None
         (10)      Reinsurance Agreement*
         (11)      None
         (12)      None
         (14)      None
         (15)      None
         (16)      None
         (22)      None
         (23)(a)   Consent of Independent Public Accountants**
         (23)(b)   Consent of Attorneys*
         (24)      Powers of Attorney
         (25)      None
         (26)      None
         (27)      Financial Data Schedule**
         (99)      Form of Resolution of Board of Directors***
                   Financial Statements**

* Previously filed and incorporated by reference to Form S-1 Registration Statement No. 333-07275 dated June 28, 1996.

**  To be filed by subsequent Post-Effective Amendment.

*** Previously filed and incorporated by reference to Form S-1 Post Effective
    Amendment No.1, Registration Statement No. 33-91916, dated April 10, 1996.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the Township of Northfield, State of Illinois, on the 21st day of February, 1997.

                               GLENBROOK LIFE AND ANNUITY COMPANY

(SEAL)
  Attest: /S/BRENDA D. SNEED                      By: /S/MICHAEL J. VELOTTA
         ------------------                          ---------------------
          Brenda D. Sneed                            Michael J. Velotta
          Assistant Secretary                        Vice President, Secretary
           And Assistant General Counsel               and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following Directors and Officers of Glenbrook Life and Annuity Company on the 21st day of February, 1997.


*/LOUIS G. LOWER, II          Chairman of the Board of Directors and
---------------------           Chief Executive Officer
   Louis G. Lower, II           (Principal Executive Officer)

/S/MICHAEL J. VELOTTA         Vice President, Secretary, General
---------------------           Counsel and Director
 Michael J. Velotta

*/PETER H. HECKMAN            President, Chief Operating Officer
---------------------           and Director
  Peter H. Heckman

*/JOHN R. HUNTER              Director
---------------------
  John R. Hunter

*/MARLA G. FRIEDMAN           Vice President
---------------------
   Marla G. Friedman

*/KEVIN R. SLAWIN             Vice President
---------------------
   Kevin R. Slawin

*/G. CRAIG WHITEHEAD          Vice President and Director
---------------------
  G. Craig Whitehead

*/CASEY J. SYLLA              Chief Investment Officer
---------------------
   Casey J. Sylla

*/JAMES P. ZILS               Treasurer
---------------------
  James P. Zils

*/KEITH A. HAUSCHILDT         Assistant Vice President and Controller
---------------------         (Principal Accounting Officer)
  Keith A. Hauschildt


*/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith.